                               SUPPLY AGREEMENT

                                BY AND BETWEEN

                         WINSTAR COMMUNICATIONS, INC.

                                     AND

                           LUCENT TECHNOLOGIES INC.




                       Effective as of October 21, 1998

                              TABLE OF CONTENTS

                                 DEFINITIONS
1.1.   Certain Definitions..............................................1
1.2.   Other Terms......................................................6

                             SCOPE AND STRUCTURE
2.1.   General..........................................................6
2.2.   Other Entities...................................................6
2.3.   Strategic Relationship...........................................7
2.4.   Existing Agreements..............................................9
2.5.   International Aspects............................................9

                                     TERM
3.1.   Initial Term and Extension......................................10
3.2.   Interim Extension...............................................10

                           PURCHASING AND ORDERING
4.1.   Purchase Orders.................................................10
4.2.   Administrative Changes..........................................12
4.3.   Timing of Delivery..............................................12
4.4.   Cancellation and Rescheduling of Purchase Orders................13
4.5.   Termination of Purchase Orders..................................15

                            SHIPPING AND DELIVERY
5.1.   Incorrect Delivery..............................................15
5.2.   Purchase Order Tracking.........................................15
5.3.   Packing.........................................................16
5.4.   Labeling........................................................16
5.5.   Calibration and Testing.........................................16
5.6.   Shipping........................................................16
5.7.   Title and Risk of Loss..........................................17

                            DELIVERY OF SERVICES
6.1.   Transition/Ramp-up of Lucent Service Capabilities...............17
6.2.   Use of Third Parties............................................17
6.3.   Key Lucent Positions............................................18
6.4.   Required Consents...............................................19
6.5.   Implementation Plans, Milestones and Milestone Dates............19

                   ACCEPTANCE TESTING AND FINAL ACCEPTANCE
7.1.   Acceptance Testing and Cure.....................................19
7.2.   Acceptance......................................................19

                            PERFORMANCE STANDARDS
8.1.   General.........................................................20
8.2.   Failure to Perform..............................................20
8.3.   Periodic Reviews................................................20
8.4.   Measurement and Monitoring Tools................................21

                  SOFTWARE LICENSES AND PROPRIETARY RIGHTS
9.1.   Licenses........................................................21
9.2.   Proprietary Rights..............................................22
9.3.   Source Code Availability........................................23

                           WINSTAR RESPONSIBILITIES
10.1.  Facilities and Resources........................................24
10.2.  Savings Clause..................................................24

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                                   CHARGES
11.1.  General.........................................................24
11.2.  Taxes...........................................................25
11.3.  Financing.......................................................26
11.4.  Incidental Expenses.............................................27

                            INVOICING AND PAYMENT
12.1.  Invoicing.......................................................28
12.2.  Payment Due.....................................................29
12.3.  Accountability..................................................29
12.4.  Proration.......................................................29
12.5.  Set Off.........................................................29
12.6.  Disputed Charges................................................29
12.7.  Encumbrances....................................................29

                               CONFIDENTIALITY
13.1.  Confidential Information........................................30
13.2.  Obligations.....................................................30
13.3.  Exclusions......................................................30
13.4.  No Implied Rights...............................................31

                  REPRESENTATIONS, WARRANTIES AND COVENANTS
14.1.  Pass-Through Warranties.........................................31
14.2.  Non-Infringement................................................32
14.3.  Ownership or Use................................................32
14.4.  Authorization...................................................32
14.5.  Inducements.....................................................32
14.6.  Work Standards..................................................32
14.7.  Product Warranties..............................................33
14.8.  Discontinued Lucent Products....................................35
14.9.  Compliance......................................................35
14.10.   Documentation.................................................35
14.11.   Viruses.......................................................35
14.12.   Disabling Code................................................35
14.13.   Integration Test..............................................36
14.14.   Year 2000.....................................................36
14.15.   Disclaimer....................................................37

                                 TERMINATION
15.1.  Termination for Cause...........................................37
15.2.  Termination by Lucent...........................................37
15.3.  Termination Option for Lucent's Failure to Provide Financing....38
15.4.  Disengagement Assistance........................................38

                                  LIABILITY
16.1.  General Intent..................................................38
16.2.  Liability Restrictions..........................................38
16.3.  Force Majeure...................................................39

                               INDEMNIFICATION
17.1.  Indemnities by Lucent...........................................40
17.2.  Indemnities by WinStar..........................................40
17.3.  Infringement....................................................41
17.4.  Indemnification Procedures......................................41

                              DISPUTE RESOLUTION
18.1.  Informal Dispute Resolution.....................................42

                                    - ii -
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18.2.  Litigation......................................................43
18.3.  Continued Performance...........................................43
18.4.  Governing Law...................................................44

                            INSURANCE REQUIREMENTS

                                   GENERAL
20.1.  Binding Nature and Assignment...................................44
20.2.  Entire Agreement................................................45
20.3.  Notices.........................................................45
20.4.  Counterparts....................................................46
20.5.  Relationship of Parties.........................................46
20.6.  Severability....................................................46
20.7.  Consents and Approval...........................................46
20.8.  Waiver of Default...............................................46
20.9.  Cumulative Remedies.............................................47
20.10.   Survival......................................................47
20.11.   Public Disclosures............................................47
20.12.   Service Marks.................................................47
20.13.   Third Party Beneficiaries.....................................48
20.14.   Amendment.....................................................48
20.15.   Interpretation................................................48
20.16.   Incorporation by Reference and Order of Precedence............49




                         LIST OF SCHEDULES AND EXHIBITS

Schedule A         Statement of Work
Exhibit A-1        Lucent Responsibility Matrix by Technology
Exhibit A-2        International
Exhibit A-3        WinStar/Lucent Market Deployment Responsibility Matrix
Exhibit A-4        Transition Plan
Exhibit A-5        Product Spec Principles
Exhibit A-6        Current Network Diagrams
Exhibit A-7        Future Network Diagrams
Schedule B         Performance Standards
Schedule C         Pricing
Exhibit C-1        Lucent Product Price List
Exhibit C-2        WinStar Product Discounts
Exhibit C-3        Reference Pricing
Exhibit C-4        Switch Pricing
Exhibit C-5        Pricing for Lucent Services
Exhibit C-6        Pricing for Interoperability Testing Lab
Exhibit C-7        Pricing for Optical Networking Technologies
Exhibit C-8        Pricing for International Services
Schedule D         Documentation and Specifications
Schedule E         Testing and Acceptance
Schedule F         Credit Agreement
Schedule G         International Consideration
Schedule H         Best of Breed
Schedule I         Warranty Periods
Schedule J         Key Lucent Positions
Schedule K         Lucent Indicia Use Guidelines

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                               SUPPLY AGREEMENT

                                BY AND BETWEEN

                         WINSTAR COMMUNICATIONS, INC.

                                     AND

                           LUCENT TECHNOLOGIES INC.

         This Supply Agreement (the "Agreement"), effective as of October 21, 1998 (the "Effective Date"), is entered into by and between WINSTAR COMMUNICATIONS, INC., a Delaware corporation with offices located at 230 Park Avenue, New York, New York 10169 ("WinStar"), and LUCENT TECHNOLOGIES INC., a Delaware corporation with offices located at 600 Mountain Avenue, Murray Hill, New Jersey 07974 ("Lucent"). As used in this Agreement, "Party" means either WinStar or Lucent, as appropriate, and "Parties" means WinStar and Lucent. The Parties agree that the following terms and conditions shall apply to the products and services to be provided by Lucent under this Agreement in consideration of certain payments to be made by WinStar.

1.       DEFINITIONS

         1.1.     Certain Definitions.

                  As used in this Agreement:

                  (a)      "Acceptance" has the meaning set forth in Section
                           1.1.

                  (b) "Acceptance Criteria" mean the criteria used to determine whether a Deliverable is ready for Acceptance, as set forth more fully in Schedule E. The Acceptance Criteria require, unless otherwise mutually agreed in writing, that the Deliverable:

                           (i)      Meets or exceeds the Specifications
                                    applicable to such Deliverable, as
                                    well as all applicable warranties;

                           (ii) Integrates in accordance with the approved Network design, architecture and technology;

                           (iii)    Complies with applicable Documentation;

                           (iv)     Complies with Applicable Standards; and

                           (v) Complies with all additional mutually agreed-upon testing criteria and plans as may be developed and agreed upon by the Parties in accordance with the terms of this Agreement.

                  (c) "Acceptance Test Period" for a Deliverable shall mean the applicable period

Supply Agreement                                     Confidential-WinStar/Lucent

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                           specified in Schedule E. In the event an Acceptance
                           Test Period for a particular Deliverable is not specified in Schedule E and is not otherwise mutually agreed upon, the Acceptance Test Period shall be thirty (30) days from either Lucent Certification, if installed or implemented by Lucent, or delivery of the Deliverable, if not installed or implemented by Lucent.

                  (d) "Affiliate" means, with respect to any entity, any other entity Influencing, Influenced by or under common Influence with such entity.

                  (e) "Agreement" has the meaning set forth in the preamble to this Agreement.

                  (f) "Applicable Standards" means (i) all industry standards (whether domestic or international) applicable to the Deliverable, including NEBS (1, 2 and 3), Underwriters Laboratory, EIA/TIA, Bellcore, ANSI, IEEE, ATM-Forum, NESC, ITU-T and NEC, all as may be amended from time to time, and (ii) all domestic and international federal, state and local laws, regulations, ordinances, codes and requirements applicable to the Deliverable, all as may be amended from time to time.

                  (g) "Best of Breed" shall have the meaning set forth in Schedule H. Best of Breed analyses shall be used for all Products and Services to be provided or implemented as part of the Network design and architecture.

                  (h) "City-Specific Plan" means a plan that addresses the timing (including Milestones), network, cost/budget, functionality and scope of implementation (addition or augmentation) for a particular network design.

                  (i)      "Contract Year" shall have the meaning set forth in
                           Section 11.3(b).

                  (j) "Credit Agreement" shall refer to that certain Credit Agreement, dated as of October 21, 1998 among WinStar Network Expansion LLC, WinStar Communications, Inc., the Lenders party thereto, State Street Bank and Trust Company as collateral agent, and Lucent Technologies Inc. as administrative agent. A copy of the Credit Agreement is attached hereto as Schedule F.

                  (k) "Custom Product" shall mean a Product that requires engineering to WinStar's specific and unique requirements.

                  (l) "Customer Colocation" means the existence of WinStar customer equipment and associated software and peripherals interconnected with a WinStar network and located in WinStar's premises (whether owned, leased or licensed by WinStar).

                  (m) "Customer Virtual Colocation" means the existence of WinStar customer equipment and associated software and peripherals interconnected with a WinStar network and not located in WinStar's premises (whether owned, leased or licensed by WinStar).

Supply Agreement                                     Confidential-WinStar/Lucent

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                  (n)      "Deliverable" means a Product or an end product of a
                           Service delivered by Lucent pursuant to this Agreement and the applicable Schedules.

                  (o)      "Developed Deliverable" has the meaning set forth in
                           Section 9.2.

                  (p)      "Documentation" has the meaning set forth in Section
                           9.1(f).

                  (q) "Effective Date" has the meaning set forth in the preamble to this Agreement.

                  (r) "Equipment" means the equipment, hardware, firmware, cabling and embedded Software components that may be purchased, or with respect to embedded Software, licensed by WinStar from or through Lucent under this Agreement. As of the Effective Date, the categories of Equipment include the categories identified as such in Schedule C.

                  (s) "Extended Warranty Period" has the meaning set forth in Section (ss).

                  (t) "Influence" and its derivatives means (i) legal, beneficial, or equitable ownership, directly or indirectly, of more than an Interest of outstanding capital stock (or other ownership interest, if not a corporation) of an entity ordinarily having voting rights or (ii) with respect to entities incorporated or principally operating in the United States, management or operational control over such entity.

                  (u) "Interest" means thirty-three and one third percent (337%) with respect to entities incorporated or principally operating in the United States, and five percent (5%) with respect to all other entities.

                  (v) "Lucent" has the meaning set forth in the preamble to this Agreement. With respect to the obligation to fulfill Purchase Orders, "Lucent" shall also include Lucent's distributors; provided, however, Lucent shall remain fully responsible for the performance of such distributors.

                  (w) "Lucent Certification" shall mean Lucent's written certification to WinStar that (i) it has fully and successfully tested the Deliverable in accordance with the developed test plan (individually and as integrated into the Network), (ii) the Deliverable has met the Acceptance Criteria to Lucent's satisfaction and (iii) the Deliverable is available for WinStar's testing in accordance with the applicable test plan.

                  (x) "Lucent Product" means any product created, sold through, distributed or branded by Lucent or its distributors, and shall include those products identified in this Agreement and otherwise made commercially available by Lucent or its distributors.

                  (y)      "Milestone" has the meaning set forth in Section
                           6.5(a).

Supply Agreement                                     Confidential-WinStar/Lucent

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                  (z)      "Milestone Date" has the meaning set forth in Section
                           6.5(a).

                  (aa) "Network" means the physical, transport and application network layers of the communication infrastructure used by WinStar to connect to its domestic and foreign customers and central offices in a variety of combinations. The demarcation points of the Network shall be coincident with the WinStar customer demarcation points. It is anticipated that the Network will include domestic intra-city networks, inter-city networks, international networks and international intra-city networks.

                  (bb) "Network Architecture" means the overall design and architecture specification for the Network, including sizing and engineering requirements, from which the Network Technology is developed.

                  (cc) "Network Element" means any product or transport service necessary for the proper operation of the Network, which will be set forth in the Network Technology.

                  (dd) "Network Technology" means the Deliverable developed from the Network Architecture by Lucent for review and approval by WinStar, all as set forth in Schedule A, that identifies the Product and transport specifications for implementation as part of the City-Specific Plans.

                  (ee) "Nonconformity" has the meaning set forth in Schedule E.

                  (ff) "Out-of-Pocket Expenses" means reasonable and actual out-of-pocket expenses incurred by a Party, but not including that Party's overhead costs (or allocations thereof), administrative expenses or other mark-ups.

                  (gg) "Party" and "Parties" has the meaning set forth in the preamble to this Agreement.

                  (hh)     "Product" means Lucent Products and Third Party
                           Products.

                  (ii)     "Purchase Order" has the meaning specified in
                           Section 4.1(a).

                  (jj) "Required Consents" means such third party consents with regard to Third Party Products or other items as may be required for Lucent's provision of Services and Deliverables.

                  (kk) "Service" means the services provided by Lucent pursuant to this Agreement and (i) described in any Purchase Order, or (ii) not specifically described in a Purchase Order, but implied by or required for the proper performance and provision of services included in a Purchase Order. As of the Effective Date, the

Supply Agreement                                     Confidential-WinStar/Lucent

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                           Services that WinStar may purchase from Lucent
                           include those services identified as such in Schedule A subject to the Transition Plan specified therein, as well as those services described in Schedule G.

                  (ll) "Software" means software, including applicable documentation, that may be licensed by WinStar from Lucent under this Agreement or that is developed by Lucent as a Deliverable pursuant to this Agreement.

                  (mm) "Source Code" means both machine-readable and human-readable copies of Software consisting of instructions to be executed upon a computer in the language used by its programmers (i.e., prior to compilation or assembly) in a form in which the program logic of the Software is deducible by a human being, fully commented, and including all related flow diagrams and all other documentation and manuals which would allow WinStar to properly effect modifications and support for Software Deliverables provided under this Agreement.

                  (nn) "Specifications" means published engineering specifications, including Network design standards and Lucent's or the relevant Product manufacturers' specifications for particular Products furnished hereunder.

                  (oo) "Stock Product" shall mean a Product that is not a Custom Product.

                  (pp) "Third Party Product" means any product that is not a Lucent Product.

                  (qq) "Transition Plan" means the plan specified in Schedule A regarding Lucent's time periods to begin providing certain of the Services as specified in the plan.

                  (rr) "Virus" means: (i) program code, programming instruction or set of instructions intentionally constructed with the ability to damage, interfere with or otherwise adversely affect computer programs, data files or operations; or (ii) other code typically designated to be a virus.

                  (ss) "Warranty Period" means, for each Deliverable, the applicable period set forth in Schedule I measured from the earlier of Acceptance or thirty (30) days following the date of Lucent Certification. Lucent shall advise WinStar of the price, if any, determined pursuant to the charging methodology and process set forth in Schedule C and applicable to WinStar's extension of the Warranty Period. WinStar may extend the Warranty Period one or

Supply Agreement                                     Confidential-WinStar/Lucent

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                           more times in its sole discretion upon payment of
                           such price, which shall in no event exceed Lucent's published standard rates applicable to commercial accounts similar to WinStar's less the applicable discount percentage set forth in Exhibit C-2 (the aggregate of such extensions being referred to as the "Extended Warranty Period").

                  (tt) "WinStar" has the meaning set forth in the preamble to this Agreement.

                  (uu) "Year 2000 Compliant" means the ability of a Deliverable provided or developed by Lucent pursuant to this Agreement to (i) correctly process, provide, interpret, manipulate and receive date data within and between the twentieth and twenty-first centuries, without causing logical or mathematical inconsistencies, processing errors, loss of functionality or performance, or other failures, and
                           (ii) interoperate with other technical systems (including but not limited to hardware and software) having the characteristics described in (i) and with date data of the twentieth and twenty-first centuries. With respect to any data that is generated or provided in conjunction with the Deliverables, such data shall contain such information or be so formatted as to permit hardware or software with the characteristics described in (i) of the foregoing sentence to correctly process, provide, interpret, manipulate and receive such data within and between the twentieth and twenty-first centuries, without causing logical or mathematical inconsistencies, processing errors, loss of functionality or performance, or other failures with respect to such Deliverables.

         1.2.     Other Terms.

                  Other terms used in this Agreement are defined in the context in which they are used and have the meanings there indicated.


2.       SCOPE AND STRUCTURE

         2.1.     General.

                  (a) This Agreement sets forth the general terms and conditions under which WinStar may purchase and receive Deliverables and Services from Lucent and financing the Network-related Third Party Products and services purchased directly by WinStar.

                  (b) This Agreement is being made and entered into with reference to the following:

Supply Agreement                                     Confidential-WinStar/Lucent

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                           (i)      It is WinStar's objective to engage Lucent
                                    to design and implement a Best of Breed
                                    nationwide and global communications
                                    Network;

                           (ii) By entering into this Agreement, WinStar and Lucent desire to leverage Lucent's core competencies in both products and services in designing and implementing the Best of Breed Network; and

                           (iii) Lucent desires to provide such products and services and provide the requisite financing to enable WinStar and Lucent to achieve this mutual objective.

                  (c) The Parties acknowledge that this Agreement does not grant to Lucent an exclusive privilege to sell or otherwise provide to WinStar any or all of the Deliverables or Services of the type described in this Agreement. WinStar may contract with other manufacturers and suppliers for the procurement of comparable equipment, software, systems, deliverables or services. Lucent is not restricted from selling the types of products or services that may be purchased and ordered by WinStar hereunder to other parties, except as provided in Section 9.2.


         2.2.     Other Entities.

                  (a) As of the Effective Date, Lucent shall provide Deliverables and Services to WinStar and any WinStar Affiliates designated by WinStar from time to time in its sole discretion. For the purposes of this Agreement, Deliverables and Services provided to WinStar's Affiliates shall be deemed to be Deliverables and Services provided to WinStar, and WinStar's Affiliates shall be entitled to the rights of WinStar hereunder with respect to Deliverables and Services purchased by such Affiliates. Payment for Deliverables and Services to Affiliates either will be guaranteed by WinStar or may be conditioned upon the Affiliates' ability to pay.

                  (b) Except as may be otherwise provided by the terms and conditions of the Credit Agreement, WinStar shall have the right to assign, transfer, sell, alienate, lease or sublicense Lucent Products to third parties in conjunction with (i) the disposal of such Products, (ii) Customer Colocations involving such Products, or (iii) Customer Virtual Colocations involving such Products, and pass through to such third parties the rights (and the applicable warranty exclusions) granted to WinStar under this Agreement that are applicable to such Lucent Products, subject to the following:

                           (i) Each third party shall agree in writing that its license for any Software to which Lucent maintains title under this Agreement is revocable by Lucent in the event such third party materially breaches the licensing restrictions imposed upon WinStar under this Agreement pursuant to Section 9.1;

                           (ii) Each such third party shall agree in writing to confidentiality terms

Supply Agreement                                     Confidential-WinStar/Lucent

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                                    and conditions substantially similar to
                                    those set forth in Article 13; and

                           (iii) With respect to rights granted to WinStar under Article 14and passed through to such third parties, the Parties will agree upon a reasonable means of administering Lucent's fulfillment of its obligations with respect to such rights.

                           Where WinStar substantially complies with the obligations set forth above, WinStar shall have no liability to Lucent for any action or omission of such third parties except for providing Lucent reasonable assistance in bringing claims as against the third party for reasonable claims.

                  (c) The Parties will proactively pursue entering into mutual value-added reseller or similar relationships as business needs dictate. Such relationships may also include co-marketing activities where Lucent would also sell WinStar products in conjunction with Lucent products.

         2.3.     Strategic Relationship.

                  (a) Best of Breed Commitment and Preferred Supplier Status. The Parties agree that a critical component of the Parties success in working together under this Agreement is sharing in the following objectives and commitments: (i) the Network and associated services will be Best of Breed; and (ii) subject to the Parties following the Best of Breed selection process set forth in Schedule H, Lucent will be WinStar's preferred supplier to the extent Best of Breed Network Elements exist from Lucent. Consistent with this mutual objective and commitment, Lucent understands that as part of the Best of Breed analysis and subsequent recommendation, some of the recommended Network Elements and services may consist of Third Party Products and services, even where Lucent has a competing product and service.

                  (b) Preferred Customer Status. In consideration of WinStar's agreement to treat Lucent as a preferred supplier, Lucent agrees to treat WinStar as a preferred customer. This preferred customer status shall include providing WinStar with any preferential treatment that Lucent may provide to its other significant customers, including, expediting orders, providing access to new technologies, competitive pricing and discounts, invitations to Lucent-run conferences, customer events and educational activities (including finance-related educational events Lucent may provide), and potential business referrals. Nothing herein will require Lucent to violate any of its existing agreements.

                  (c) Lucent-provided Roof Rights and Building Access. If requested by WinStar, Lucent shall grant to WinStar, at no cost, roof and interior space and conduit rights to buildings for which Lucent can obtain or has such rights pursuant to industry standard terms. In addition, Lucent shall assist WinStar in obtaining such rights with respect to any other buildings leased or occupied by Lucent. Nothing herein shall obligate Lucent to violate any of its existing real property lease agreements. Within ninety (90) days of the Effective Date and


Supply Agreement                                     Confidential-WinStar/Lucent

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                           semi-annually thereafter, Lucent shall provide
                           WinStar with a written list of all addresses of current real estate properties owned, leased or otherwise occupied by Lucent.

                  (d) Mutual Marketing Support. The Parties will provide reasonable marketing support to the each other in connection with the Network and associated business opportunities of each Party. This shall include WinStar's ability to use, subject to Section 20.12 and Schedule K, the Lucent name, logos and service marks (including use of the "Bell Labs" and "Bell Laboratories" names, logos and service marks in the same manner that Lucent uses such names, logos and service marks) in WinStar advertising and marketing materials. Lucent will credit to an account of WinStar on an annual basis one quarter of one percent of the total purchase price for Lucent Products and Services during the previous Contract Year. Said credit will be accrued by Lucent and utilized for co-branding and co-marketing activities related to promoting WinStar in the marketplace.

                  (e) Technology Summit. Semiannually after the Effective Date and during the Term, the Parties shall meet to discuss their plans and objectives with respect to the development and deployment of new network-related solutions. As part of such discussion (i) WinStar shall share with Lucent its plans for potential future service offerings, potential market demand and anticipated product needs and (ii) Lucent shall share with WinStar its plans regarding product enhancements and evaluations as well as new products under development.

                  (f) Lucent Lab/Testing Facilities. Lucent shall provide the testing and lab facilities as provided in Schedule A and Exhibit C-6.

                  (g) Demonstration Products. From time to time and at WinStar's reasonable request, Lucent shall, at no charge, provide WinStar with limited quantities of Lucent Products not previously introduced to the market generally by Lucent for the purpose of WinStar's evaluation (or demonstration) for a trial period.

                  (h) Regulatory Assistance. If Lucent affirmatively takes a position in the United States regulatory environment, it will be in favor of a level playing field and in support of competition. Lucent agrees to meet and consult with WinStar regarding United States regulatory issues, including with regard to WinStar's licensed spectrum and Equal Access II concerns. Outside of the United States, Lucent shall assist and support all of WinStar's regulatory-related efforts in connection with obtaining required licenses, approvals or otherwise in connection with WinStar's implementation of its network.

                  (i) Government Business. Lucent and WinStar will develop and implement a cooperation strategy to assist both companies in obtaining Federal government business (e.g., to respond to future GSA MAA proposals). In particular, this shall include the following: (1) provided it is legally capable of doing so, Lucent will agree to be a subcontractor team member, at WinStar's election, to WinStar Federal Services, LLC on the GSA WITS2001 project and will assist


Supply Agreement                                     Confidential-WinStar/Lucent

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



                           in the preparation and review of the proposal; and
                           (2) provided it is legally capable of doing so, Lucent and WinStar will mutually investigate making WinStar Federal Services, LLC a subcontractor on the Lucent ViViD contract for the U.S. Navy.

         2.4.     Existing Agreements

                  As of the Effective Date, the Parties have entered into a General Agreement (Contract No. LNS960531CRWIN) (the "GA"), the Product Purchase Addendum to the General Agreement (Contract No. LNS960609CRWIN) (the "PPA"), the Professional Services Agreement (Contract No. LNS960819MTWIN) (the "PSA"), and related Exhibits, Attachments and Lists to the foregoing, all of which have been executed between the Parties (the GA, PPA, PSA, Exhibits and Attachments collectively hereinafter referred to as the "Existing Agreements"). Notwithstanding the Existing Agreements, (a) all services and products ordered by WinStar after the Effective Date (or after October 15, 1998 in the case of certain 5ESS purchase orders that may be issued by WinStar to Lucent) shall be governed by the terms of this Agreement, and (b) any unused portions of any credits to which WinStar is entitled under the Existing Agreements or any such other agreements between Lucent and WinStar or its Affiliates shall be carried over to this Agreement and apply to reduce amounts payable by WinStar under this Agreement. The Parties shall also carry forward and make available to WinStar any additional benefits that were to be provided by Lucent under the Existing Agreements and the Parties shall identify such benefits in Product addenda hereto.

         2.5.     International Aspects.

                  The Parties agree that as of the Effective Date the terms of this Agreement shall apply with respect to Lucent's provision of products and services outside of the United States to WinStar and WinStar's Affiliates, and such products and services shall be deemed Products and Services, as applicable. The Parties agree that they shall amend this Agreement (in a writing signed by both parties and in a manner consistent with the terms of this Agreement) to the extent necessary to account for local law and practice issues unique to such Products and Services and to the country in which they are to be provided.

3.       TERM

         3.1.     Initial Term and Extension

                  The term of this Agreement shall begin upon the Effective Date and shall continue for a period of five years, unless terminated earlier or extended in accordance with this Agreement (the "Term"). Upon giving written notice to Lucent no less than thirty (30) days prior to the then-existing expiration date of this Agreement, WinStar shall have the right to extend the Term of this Agreement for additional one
                  (1) year periods on the terms and conditions then in effect; provided, however, that Lucent reserves the right to renegotiate the pricing set forth in Schedule C of this Agreement subject to Section 3.2.


Supply Agreement                                     Confidential-WinStar/Lucent

         3.2.     Interim Extension

                  In the event that WinStar provides notice to Lucent pursuant to Section 3.1 of its desire to extend the Term, and Lucent exercises its right to renegotiate pricing as described in
                  Section 3.1, the Term of this Agreement shall be deemed extended upon the terms and conditions then in effect (including with respect to the pricing set forth in Schedule
                  C) for any period of time during which the Parties are renegotiating such pricing. In the event that such renegotiation terminates in an agreement between the Parties with respect to Schedule C pricing, the Term shall be extended pursuant to Section 3.1, and such agreement between the Parties will apply retroactively beginning upon the immediately prior expiration of the Term. In the event that such renegotiation terminates without an agreement between the Parties with respect to Schedule C pricing, this Agreement shall expire upon such termination of renegotiations.

4.       PURCHASING AND ORDERING

         4.1.     Purchase Orders.

                  (a) All purchases of Deliverables or Services shall be made by means of orders (each, a "Purchase Order") issued by WinStar to Lucent from time to time pursuant to this Section, unless otherwise expressly agreed by the Parties in writing. WinStar will not be liable to Lucent for any charges, additional or otherwise, for Deliverables or Services provided by Lucent unless set forth in a Purchase Order, or otherwise mutually agreed upon by the Parties in writing.

                  (b) Lucent agrees to provide and deliver, and WinStar agrees to purchase:

                           (i) Any Deliverable or Service listed in a Schedule hereto that is specified by WinStar in a Purchase Order that conforms to Subsection (e) of this Section; and

                           (ii) Any other Deliverable or Service specified by WinStar in a Purchase Order that conforms to Subsection (e) of this Section and is accepted by Lucent.

                  (c) With respect to any Purchase Order that is either consistent with (i) the requirements of a City-Specific Plan, or (ii) Lucent's ordering intervals set forth in Schedule C for the Products identified therein or Lucent's standard ordering intervals for any other Products, then Lucent shall be deemed to have accepted a Purchase Order immediately upon receipt of such Purchase Order. Otherwise, Lucent shall be deemed to have accepted a Purchase Order on the tenth (10th) business day following receipt of such Purchase Order pursuant to
                           Section 20.3 if Lucent has not notified WinStar in writing of its rejection of the Purchase Order pursuant to Section 20.3 prior to such time. In the event of a disaster declared by WinStar, Lucent will use commercially reasonable efforts to expedite the acceptance of any Purchase Orders that are submitted by WinStar as a means of mitigating the adverse effects to WinStar of such

Supply Agreement                                     Confidential-WinStar/Lucent
                           disaster; provided, however, that the terms and conditions of Section 4.3(c) shall not apply to such Purchase Order.

                  (d) Estimates or forecasts furnished by WinStar to Lucent shall not constitute Purchase Orders or commitments for purchases.

                  (e) Purchase Orders placed under this Agreement may be made by means of mail or fax pursuant to Section 20.3, or upon mutual agreement of the Parties, electronic data interchange. No Purchase Order or other ordering document which would otherwise modify or supplement this Agreement or any Schedule shall add to or vary the terms of this Agreement. All such proposed variations or additions (whether submitted by either Party) are objected to and deemed material. Each Purchase Order shall contain, at a minimum, the following information:

                           (i)      The date of the Purchase Order;

                           (ii)     A written reference to this Agreement;

                           (iii) Any applicable discounts as set forth in Schedule C;

                           (iv)     With regard to Products:

                                    (1)     The quantity and a brief written
                                            description of each Product
                                            ordered, including any applicable
                                            part, accessory or product number;

                                    (2)     The unit price of each Product
                                            ordered, calculated pursuant to
                                            this Agreement, as well as
                                            subtotals and Purchase Order totals
                                            for Products; and

                                    (3)     The required delivery date and
                                            place;

                           (v)      With regard to other Deliverables or
                                    Services:

                                    (1)     The quantity and a brief written
                                            description of each Service ordered;

                                    (2)     The price of each Service ordered
                                            (e.g., applicable rates or fixed
                                            fees), calculated pursuant to this
                                            Agreement, as well as subtotals and
                                            Purchase Order totals for Services;

                                    (3)     In the case of a Deliverable, the
                                            required delivery date, and in the
                                            case of a Service, the required
                                            performance date or dates; and

                                    (4)     In the case of a Deliverable, the
                                            required place of delivery, and in
                                            the case of a Service, the required
                                            place of performance.

Supply Agreement                                     Confidential-WinStar/Lucent

                  (f) With respect Third Party Products provided by Lucent pursuant to this Agreement, Lucent shall:

                           (i) Use commercially reasonable efforts to effect a formal original-equipment manufacturer ("OEM") or similar relationship with the third-party sellers, manufacturers, lessors or licensors of such Third Party Products that is consistent with Lucent's then-current OEM policies and standards; and

                           (ii) To the extent Lucent does not have an OEM or similar relationship with the third party sellers, manufactures, lessors or licensors of such Third Party Product: (1) pass through to WinStar the benefits of any rights and remedies it has with respect to such Third Party Products to the extent that Lucent is able pursuant to any agreements between Lucent and the third-party sellers, manufacturers, lessors or licensors of such Third Party Products, and enforce such warranties and indemnities on behalf of WinStar as directed by WinStar; and (2) use commercially reasonable efforts to obtain terms and conditions that are favorable to WinStar.

         4.2.     Administrative Changes.

                  Lucent will notify WinStar at least thirty (30) calendar days in advance of any administrative changes with respect to any Product set forth in Schedule A or previously provided by Lucent to WinStar, such as changes in product part numbers or descriptions, as well as newly compatible products or components.

         4.3.     Timing of Delivery.

                  (a) Delivery dates for Deliverables and Services shall be firm. Lucent will deliver Deliverables and Services strictly in accordance with the terms and conditions of this Agreement.

                  (b) If Lucent discovers any potential delay that threatens the timely delivery or the full delivery of Deliverables or Services with respect to a Purchase Order, Lucent shall immediately notify WinStar of such delay. If requested by WinStar, Lucent shall provide a written plan for correction of such delay.

                  (c)      Subject to Sections 4.1(c), 10.2 and 16.3, if
                           Lucent fails to deliver such Deliverable or Services in accordance with the scheduled delivery or performance date set forth in the corresponding Purchase Order, then after five (5) business days following the scheduled delivery or performance date, WinStar shall be entitled to deduct from the price of such Deliverable or Service an amount equal to one percent (1%) of the price of such Deliverable or Service for each seven (7) calendar days of delay after such grace period until actual delivery of such Deliverable or performance of such Service, up to a maximum deduction of one hundred percent (100%) of the price for such

Supply Agreement                                     Confidential-WinStar/Lucent

                           Deliverable or Service (the "Delivery Pricing Adjustment"). Notwithstanding the preceding sentence, Lucent shall not be liable for a Delivery Pricing Adjustment to the extent that Lucent can demonstrate that its failure to deliver a Deliverable or Service in accordance with the scheduled delivery or performance date set forth in the corresponding Purchase Order is reasonably caused by the wrongful actions of WinStar or a change, revision, modification, or special requirement with respect to such Deliverable or Service, or the delivery or performance date for such Deliverable or Service, that is requested by WinStar and approved by Lucent after Lucent has accepted the Purchase Order corresponding to such Deliverable or Service. In the event WinStar has not otherwise terminated the Purchase Order as provided in Subsection 4.5 below and WinStar elects to take the Delivery Pricing Adjustment as provided above, such adjustment shall be WinStar's sole and exclusive monetary remedy with respect to the delay attributable to the failure to complete the Purchase Order; provided, however, in the event Lucent has persistent delays over multiple Purchase Orders, such Delivery Pricing Adjustment shall be in addition to any other rights or remedies WinStar may have under this Agreement or at law or in equity. Lucent agrees not to make an economic determination not to deliver a Deliverable or Service under a particular Purchase Order due to the Delivery Pricing Adjustment.

                  (d) If Lucent fails to make any delivery of a Deliverable or performance of a Service within the lesser of

                           (i) forty-five (45) calendar days after the scheduled delivery or performance date set forth in the corresponding Purchase Order, and

                           (ii) such other time period as mutually agreed by the Parties,

                           Then WinStar shall be entitled to terminate the corresponding Purchase Order in accordance with
                           Section 4.5.

         4.4.     Cancellation and Rescheduling of Purchase Orders

                  (a)      WinStar can cancel Purchase Orders for Stock
                           Products in whole or in part at no cost or liability anytime prior to thirty (30) days prior to the scheduled delivery date set forth in the Purchase Order. Should WinStar cancel any Purchase Order for Stock Products, in whole or in part, other than for cause during the thirty (30) day period prior to the scheduled delivery date, WinStar agrees to pay to Lucent cancellation and reconfiguration charges equal to the lesser of (i) Lucent's actual and reasonable Out-of-Pocket Expenses associated with reconfiguring and restocking the Stock Products canceled and (ii) ten percent (10%) of the Purchase Order price for the canceled Stock Products.

                  (b) WinStar can cancel Purchase Orders for Custom Products in whole or in part at no cost or liability anytime prior to sixty (60) days prior to the scheduled delivery date set forth in the Purchase Order. Should WinStar cancel any Purchase Order for Custom Products, in whole or in part, other than for cause

Supply Agreement                                     Confidential-WinStar/Lucent
                           during the sixty (60) day period prior to the scheduled delivery date, WinStar agrees to pay to Lucent cancellation and reconfiguration charges equal to the lesser of (i) Lucent's Out-of-Pocket Expenses associated with reconfiguring and restocking the Custom Products canceled and (ii) the following percentage of the Purchase Order price for the particular canceled Custom Products based on the number of calendar days of prior notice provided by
                           WinStar: (1) fifty percent (50%) if the notice is within nine (9) days prior to or on the scheduled delivery date set forth in the Purchase Order, (2) twenty percent (20%) if the notice is less than fifty-five (55) days but more than nine (9) days prior to the scheduled delivery date set forth in the Purchase Order, and (3) ten percent (10%) if the notice is less than sixty (60) days but more than fifty-five (55) days prior to the scheduled delivery date set forth in the Purchase Order.

                  (c) WinStar may change the "ship to" destination of any Purchase Order by submitting notice to Lucent in writing at least ten (10) calendar days prior to shipment. If such change is requested by WinStar with less than forty-eight hours of notice prior to shipment, Lucent will use all reasonable efforts to implement such change. WinStar will be responsible for unavoidable Out-of-Pocket Expenses that Lucent reasonably incurs as a direct result of such change. Lucent will provide WinStar with an estimate of such Out-of-Pocket Expenses as soon as possible following WinStar's notice.

                  (d) Purchase Orders shall not be subject to cancellation after shipment except as expressly provided in this Agreement.

                  (e) WinStar may reschedule any Purchase Order for Stock Products at anytime prior to actual shipment. WinStar can reschedule any Purchase Order with respect to Stock Products at no cost or liability up to ninety (90) days from the original scheduled shipment date specified in the applicable Purchase Order.

                  (f) WinStar may reschedule any Purchase Order for Custom Products at no cost or liability at anytime prior to the actual shipment; provided, however, if the reschedule request is within thirty (30) days of the scheduled delivery date set forth in the Purchase Order, the rescheduled delivery date requested by WinStar will be subject to Lucent's reasonable approval, but in no event shall the rescheduled delivery date be more than ten (10) days later than WinStar's requested rescheduled delivery date. If the new shipment date is within thirty (30) days of the scheduled shipment date, then Lucent shall arrange and pay for all additional transportation and storage costs for the Purchase Order. If the new shipment date is more than thirty (30) days after the scheduled shipment date but less than ninety (90) days after the scheduled shipment date, then such reasonable additional storage Out-of-Pocket Expenses incurred by Lucent shall be payable by WinStar. Except as provided in the preceding sentence, WinStar can reschedule any Purchase Order at no cost or liability up to ninety (90) days from the original scheduled shipment date specified in the applicable Purchase Order.

                  (g) All references in this Section to the scheduled delivery date specified in the

Supply Agreement                                     Confidential-WinStar/Lucent

                           Purchase Order shall be extended day-for-day by the number of days Lucent is delayed in meeting the scheduled delivery date.

         4.5.     Termination of Purchase Orders.

                  In the event that Lucent:

                  (a) Fails to correct the failure of a Deliverable to comply with a representation, warranty or covenant as set forth in this Agreement;

                  (b) Fails to achieve Acceptance with respect to a Lucent Product as set forth in Section 7.2; or

                  (c) Fails to make delivery in a timely fashion as set forth in Section 4.3(d) or 1.1(b);

                  Then WinStar may, by giving written notice to Lucent, terminate the corresponding Purchase Order, in whole or in part, for cause as of a date specified in the notice of termination. In such event, WinStar may return any associated Deliverables (if delivered) to Lucent, in which case Lucent shall promptly refund (in the form of a credit for future purchases) to WinStar all charges paid by WinStar to Lucent for such Deliverables, and WinStar shall have no further payment obligations to Lucent with respect to such Deliverables.

5.       SHIPPING AND DELIVERY

         5.1.     Incorrect Delivery.

                  (a) Early deliveries of Products may be refused due to space or security considerations and returned or stored at Lucent's expense and risk of loss.

                  (b) WinStar assumes no liability for Products produced, processed, rendered or shipped in excess of the amounts specified in any Purchase Order submitted pursuant to this Agreement.

                  (c) If Lucent makes a proper shipment in a timely manner and the WinStar facility is not prepared to receive the shipment, WinStar will be responsible for unavoidable Out-of-Pocket Expenses that Lucent reasonably incurs as a direct result of WinStar's failure to prepare. Lucent will provide WinStar with an estimate of such Out-of-Pocket Expenses as soon as possible following WinStar's notice.

         5.2.     Purchase Order Tracking.

                  Lucent shall be responsible for tracking the delivery of all Products from receipt of the corresponding Purchase Order until delivery of such Products to the WinStar- designated place of delivery. Lucent will provide WinStar with current status reports

Supply Agreement                                     Confidential-WinStar/Lucent
                  and information on Purchase Orders and such other information and reports as reasonably requested by WinStar regarding Purchase Orders.

         5.3.     Packing.

                  All Products delivered to WinStar pursuant to this Agreement shall be preserved, packaged and packed by Lucent to ensure safe delivery to their destinations without damages due to shipment.

         5.4.     Labeling.

                  (a) Lucent will label each component of any Product no later than at the time of installation of such component. Lucent will use reasonable and good faith efforts to label each component of any Product, each container and each set of packing documentation with any WinStar-provided asset identification information prior to the installation of such component.

                  (b) Lucent will mark each shipping carton with (i) a brief description of the contents and quantities of the Products shipped within such shipping carton, and (ii) the address of the delivery destination specified on the applicable Purchase Order.

         5.5.     Calibration and Testing.

                  Lucent will calibrate and test Products shipped to ensure that such Products meet the applicable Specifications.

         5.6.     Shipping

                  (a) Lucent will notify WinStar of Lucent's intent to ship Products within a reasonable time prior to the scheduled delivery date as specified in the Order at the delivery destination address specified in a Purchase Order, so as to permit WinStar to make necessary arrangements for receipt of the shipment. The foregoing notwithstanding, Lucent shall deliver such Products consistent with the agreed upon City-Specific Plan.

                  (b) Lucent will ship all Products to the delivery destination specified by WinStar in the corresponding Purchase Order. All shipments to WinStar's premises shall be consistent with WinStar's shipping and delivery processes and procedures provided or identified to Lucent. Lucent will (i) ship all deliveries complete, and (ii) not ship any substitute item in place of a Product specified in a Purchase Order that differs in form, fit or function, unless otherwise agreed by WinStar in writing.

                  (c) Unless otherwise instructed by WinStar, Lucent will:

                           (i) Enclose a packing memorandum with each shipment and, when more

Supply Agreement                                     Confidential-WinStar/Lucent
                                    than one package is shipped, identify the one which contains the memorandum;

                           (ii)     Verify that bills of lading match
                                    corresponding shipping invoices; and

                           (iii) Forward applicable bills of lading and shipping notices with items shipped.

                  (d) All shipments will be F.O.B. destination, unless otherwise agreed in writing by WinStar. WinStar will reimburse Lucent for actual, reasonable freight and insurance costs on an Out-of-Pocket expenses basis; provided, however that upon reasonable request by WinStar, Lucent substantiates such costs by providing WinStar with freight bills or other written documentation that adequately verifies such charges. Lucent will ship all items by means of a common carrier or carriers designated by WinStar.

         5.7.     Title and Risk of Loss.

                  Risk of loss and title to any item shipped to WinStar will pass to WinStar upon delivery into the interior of the WinStar destination facility or as otherwise specified in writing by WinStar. WinStar will notify Lucent as soon as reasonably practicable of any claim with respect to loss which occurs while Lucent has the risk of loss and shall provide reasonable cooperation to facilitate the settlement of any claim.

6.       DELIVERY OF SERVICES

         6.1.     Transition/Ramp-up of Lucent Service Capabilities.

                  (a) Subject to the Transition Plan, Lucent shall perform the Services ordered by WinStar hereunder.

                  (b) If Lucent fails to achieve the transition on or before the completion date as set forth in the Transition Plan for reasons other than the wrongful actions of WinStar, then Lucent shall pay WinStar for additional Out-of-Pocket Expenses incurred by WinStar as a result of such failure.

         6.2.     Use of Third Parties.

                  (a) Lucent shall not subcontract any of its obligations under this Agreement, without WinStar's prior written consent, which shall not be unreasonably withheld. WinStar shall have the right to revoke its prior approval of a subcontractor and direct Lucent to replace such subcontractor if (i) the subcontractor's performance is deficient, (ii) there have been misrepresentations by or concerning the subcontractor, or (iii) good faith doubts exist concerning the subcontractor's ability to render future performance because of changes to the subcontractor's ownership, personnel, management, financial condition, or otherwise.

Supply Agreement                                     Confidential-WinStar/Lucent

                  (b) Lucent will remain responsible for obligations performed by its subcontractors to the same extent as if such obligations were performed by Lucent employees. Lucent shall be WinStar's sole point of contact regarding Deliverables and Services provided by such subcontractors, including with respect to payment. Lucent will not disclose Confidential Information of WinStar to a subcontractor unless and until such subcontractor has agreed in writing to protect the confidentiality of such information in a manner substantially equivalent to that required of Lucent under this Agreement, and in all respects, only on a "need-to-know" basis.

                  (c) Upon WinStar's request, Lucent shall provide program management with respect to WinStar's personnel and third party service providers contracted directly by WinStar to perform services related to the Deliverables and Services. In the event Lucent intends to subcontract a particular component of the Services to a third party, Lucent shall notify WinStar and WinStar shall have the option, in its sole discretion, to perform such services itself or through its own subcontractor. Such WinStar personnel and third parties shall not be considered Lucent subcontractors for the purposes of this Agreement.

         6.3.     Key Lucent Positions.

                  (a) "Key Lucent Positions" shall be the positions set forth as such in Schedule J, as Schedule J is amended from time to time by the mutual written agreement of the Parties.

                  (b) Lucent shall fill such Key Lucent Positions and shall cause each of the personnel filling the Key Lucent Positions to devote substantially his or her full time and effort to the provision of the Services on-site at WinStar's facilities. WinStar will provide reasonable facilities for the use of the personnel in Key Lucent Positions.

                  (c) WinStar, with Lucent's written approval, which approval shall not be unreasonably withheld, may from time to time change the positions designated as Key Lucent Positions under this Agreement provided that the number of Key Lucent Positions shall not exceed the number set forth in Schedule J as of the Effective Date.

                  (d) Before assigning an individual to a Key Lucent Position, whether as an initial assignment or a subsequent assignment, Lucent shall notify WinStar of the proposed assignment and shall provide WinStar with a resume and other information about the individual reasonably requested by WinStar. If WinStar in good faith objects to the proposed assignment, the Parties shall attempt to resolve WinStar's concerns on a mutually agreeable basis. If the Parties have not been able to resolve WinStar's concerns within five (5) days, Lucent shall not assign the individual to that position and shall propose to WinStar the assignment of another individual of suitable ability and qualifications.

                  (e) Personnel filling Key Lucent Positions may not be transferred or re-assigned

Supply Agreement                                     Confidential-WinStar/Lucent
                           until a suitable replacement has been reasonably approved by WinStar and the functions and responsibilities of the individual being transferred or reassigned have been properly transitioned to the replacement.

         6.4.     Required Consents

                  (a) Lucent, with the cooperation of WinStar, but at Lucent's expense, shall obtain any Required Consents. In the event that such expense is not commercially reasonable and Lucent cannot provide a reasonable monetary or non-monetary alternative to the third party, the Parties shall work together to achieve an appropriate resolution.

                  (b) If a Required Consent is not obtained, then, unless and until such Required Consent is obtained, Lucent shall determine and adopt, subject to WinStar's prior approval, such alternative approaches as are necessary and sufficient to provide the Deliverables and Services without such Required Consents.

         6.5.     Implementation Plans, Milestones and Milestone Dates.

                  For all Services that result in the creation of a
                  Deliverable:

                  (a) Lucent shall prepare for WinStar's review, comment and approval, a detailed, task-level implementation plan delineating milestones (each, a "Milestone"), Milestone completion dates (each, a "Milestone Date"), together with each Party's respective responsibilities associated with the installation or implementation work.

                  (b) If Lucent fails to achieve a Milestone on or before the corresponding Milestone Date, (i) Lucent's President of Global Commercial Markets (or in the event such position no longer exists, an executive with a similar level of responsibility) will meet with WinStar in person at WinStar's facilities, explain to WinStar the root cause for the delay, and present to WinStar a plan to remedy such failure, and
                           (ii) Lucent will take appropriate preventive measures so that the failure does not recur, and reasonably demonstrate to WinStar that such measures have been performed.

7.       ACCEPTANCE TESTING AND FINAL ACCEPTANCE

         7.1.     Acceptance Testing and Cure.

                  As described more fully in Schedule E, each Deliverable shall be subject to acceptance testing by WinStar. If a Deliverable meets its Acceptance Criteria (including all applicable Specifications), WinStar will notify Lucent that such Deliverable has received Acceptance pursuant to Section 7.2. If a Deliverable does not meet its Acceptance Criteria, WinStar may notify Lucent of the failures of the Deliverable to meet its Acceptance Criteria, and of WinStar's Acceptance of such Deliverable pursuant to Section 7.2 upon the condition that such failures will be corrected by

Supply Agreement                                     Confidential-WinStar/Lucent

                  Lucent within a period of time specified by WinStar (such acceptance a "Conditional Acceptance").

         7.2.     Acceptance.

                  A Deliverable shall be deemed to be accepted (the "Acceptance") only upon the earliest of: (a) receipt by Lucent of written notice by WinStar certifying that the Deliverable conforms to its Acceptance Criteria; (b) satisfaction of all conditions underlying a Conditional Acceptance as described in Section 7.1, or (c) the expiration of the Acceptance Testing Period for such Deliverable without notice of non-acceptance or of the terms of a Conditional Acceptance by WinStar. Notwithstanding anything to the contrary herein, Acceptance of a Deliverable shall only occur in accordance with the terms of this Agreement.

8.       PERFORMANCE STANDARDS

         8.1.     General.

                  All Deliverables and Services provided by Lucent shall at all times meet or exceed the quantitative and qualitative performance standards identified in Schedule B (the "Performance Standards"), including those Performance Standards that are critical to WinStar's business functions (the "Critical Performance Standards"). In addition, all Services provided by Lucent shall at all times be consistent with (i) WinStar's methods, operations and procedures as of the Effective Date and in any event (ii) standards satisfied by well-managed operations performing services similar to the Services.

         8.2.     Failure to Perform.

                  (a) Lucent recognizes that its failure to meet Critical Performance Standards may have a materially adverse impact on the business and operations of WinStar. Accordingly, in the event that Lucent fails to meet a Critical Performance Standard for reasons other than the wrongful actions of WinStar or circumstances that constitute force majeure under this Agreement, WinStar may elect in lieu of pursuing other monetary remedies to recover as liquidated damages the amounts calculated pursuant to Schedule B (the "Performance Standard Credits").

                  (b) If Lucent fails to meet any Performance Standard, Lucent shall (i) investigate and report on the root causes of the problem; (ii) advise WinStar, as and to the extent requested by WinStar, of the status of remedial efforts being undertaken with respect to such problems; (iii) correct the problem and begin meeting the Performance Standards; and (iv) take appropriate preventive measures so that the problem does not recur.

Supply Agreement                                     Confidential-WinStar/Lucent

         8.3.     Periodic Reviews.

                  Within three (3) months after the expiration of the first year following the Effective Date and at least annually thereafter, WinStar and Lucent shall review the Performance Standards and shall make adjustments to them as appropriate to reflect improved performance capabilities associated with advances in the technology and methods used to provide the Deliverables and perform the Services. The Parties expect and understand that the Performance Standards will become more stringent over time.


         8.4.     Measurement and Monitoring Tools.

                  Lucent shall use the measurement and monitoring tools and procedures required to measure and report Lucent's performance of the Services against the applicable Performance Standards. Such measurement and monitoring will permit reporting at a level of detail sufficient to verify compliance with the Performance Standards and will be subject to audit by WinStar. Lucent shall provide WinStar with information and access to such tools and procedures upon request, for purposes of verification.


9.       SOFTWARE LICENSES AND PROPRIETARY RIGHTS

         9.1.     Licenses.

                  (a) Commencing upon delivery of Software pursuant to this Agreement, Lucent grants WinStar and its Affiliates a perpetual, transferable (as provided herein), nonexclusive, fully-paid, royalty-free, irrevocable (except as provided by Subsection (b) of this Section) and world-wide right and license (or sublicense in the case of Software owned by a third party) to use, copy (as provided herein), access, display, operate and process the Software provided to WinStar pursuant to a Purchase Order (collectively, the "Licenses"). These rights may be exercised through officers, employees and agents for the sole purpose of providing services to WinStar and its Affiliates. WinStar may copy the Software for back-up purposes and for uses that are in accordance with this Agreement. Any such reproduction will include any copyright or similar proprietary notice contained in the Software being reproduced. WinStar may not decompile, disassemble or reverse engineer the Software.

                  (b) Lucent may revoke a particular License if and only if WinStar fails to pay undisputed licensing fees associated with such License, and such nonpayment is not cured within thirty (30) calendar days after written notice of such nonpayment provided by Lucent to WinStar.

                  (c) If Lucent is unable to secure the rights specified in Section 9.1 with respect to Software associated with Third Party Products, it shall be excused from that obligation, provided that it gives WinStar prior written notice of such inability sufficiently in advance so that WinStar may seek alternate means of obtaining such rights.

Supply Agreement                                   Confidential - WinStar/Lucent

22 -

                  (d) WinStar may, at no charge, relocate any Software to another location for reuse with Equipment with which it was originally delivered when such Equipment is itself to be relocated consistent with this Agreement. Such relocation or reuse shall not alter the Licenses.

                  (e) WinStar shall have the right to transfer any of the Licenses in the event WinStar sells the Equipment with which such Software is utilized or any component thereof, or in the event of an assignment or change in control in accordance with Section 20.1. Such transfers shall be subject to (i) the transferee undertaking the restrictions and covenants of the license, (ii) reasonable creditworthiness of the transferee, and (iii) a limitation that the transferee is not a direct competitor of Lucent in the area of telecommunications equipment manufacture.

                  (f) Lucent agrees to furnish and convey, at no additional charge to WinStar, such documentation, training materials, manuals, appropriate designs, appropriate drawings, and other media and material pertaining to the use and operation of Deliverables as is necessary to permit WinStar to use and maintain such items in accordance with this Agreement (the
                           "Documentation").  Lucent will provide the
                           Documentation in both hard- and soft-copy formats. WinStar may make a reasonable number of copies of the Documentation; provided, however, that all such copies shall contain the copyright legends placed on the original versions by Lucent.

                  (g) In the event that a WinStar employee violates the License restrictions set forth in this Section (a), WinStar shall, at its own expense take such reasonable actions as may be necessary to remedy such violation and cooperate in all reasonable respects to minimize the violation and any damage resulting therefrom.

                  (h) WinStar acknowledges that, in the event it attempts to decompile, disassemble or reverse engineer Software other than any Developed Deliverable, Lucent may proceed directly to court. If a court of competent jurisdiction should find that WinStar has attempted to decompile, disassemble or reverse engineer such Software, WinStar agrees that without any additional findings of irreparable injury or other conditions to injunctive relief, it shall not oppose the entry of an appropriate order restraining it from any further attempt to decompile, disassemble or reverse engineer such Software.


         9.2.     Proprietary Rights.

                  (a) Title to the Software shall remain in Lucent or its suppliers except as otherwise provided herein.

                  (b) The Parties do not expect that Lucent will develop custom Software in the course of performance under this Agreement.

                  (c) Notwithstanding the foregoing, title to any Software or Deliverables created by


Supply Agreement                                   Confidential - WinStar/Lucent

23 -

                           WinStar or created by Lucent for WinStar pursuant to mutually agreed-upon terms, conditions and fees set forth in a Purchase Order shall vest in WinStar (such Software and Deliverables the "Developed Deliverables"). Developed Deliverables shall be considered "works made for hire" for WinStar. To the extent any Developed Deliverable is not deemed a "work for hire" by operation of law, Lucent hereby irrevocably assigns, transfers and conveys to WinStar without further consideration all of its right, title and interest in such Developed Deliverable, including all rights of patent, copyright, trade secret or other proprietary rights in such materials. Lucent acknowledges that WinStar and the assigns of WinStar shall have the right to obtain and hold in their own name any intellectual property rights in and to Developed Deliverables. Lucent agrees to execute any documents or take any other actions as may reasonably be necessary, or as WinStar may reasonably request, to perfect WinStar's ownership of any Developed Deliverables. Concurrently with the delivery of Developed Deliverables, Lucent will provide to WinStar the Source Code for Software included within the scope of the Developed Deliverables as well as all documentation and other information necessary for WinStar to exercise its rights granted by this Agreement with respect to such Source Code. To the extent that Lucent adds to or modifies such Source Code as part of the Services, Lucent shall provide such additions or modifications to the Source Code and any associated documentation to WinStar concurrently with the performance of such Services.

                  (d) WinStar grants to Lucent a worldwide, fully paid-up, nonexclusive license during the Term to use, copy, maintain, modify, enhance and create derivative works of the Developed Deliverables (including the Source Code applicable to such Developed Deliverables) for the sole purpose of providing the Services pursuant to this Agreement. For any items provided by WinStar for Lucent's use hereunder, Lucent shall maintain the confidentiality of such items in accordance with the terms hereof. Lucent will not use Developed Deliverables or any other items provided by WinStar for the benefit of any entities other than WinStar without the prior written consent of WinStar, which may be withheld at WinStar's sole discretion. Except as otherwise requested or approved by WinStar, upon expiration or termination of this Agreement, Lucent will cease all use of Developed Deliverables and other items provided by WinStar and promptly return all such items to WinStar.


         9.3.     Source Code Availability


10.      WINSTAR RESPONSIBILITIES

         10.1.    Facilities and Resources

                  WinStar's responsibility for providing facilities, personnel and other resources as necessary to permit Lucent to deliver the Deliverables and Services shall be as set forth in this Agreement. Lucent shall be responsible for providing all other necessary

Supply Agreement                                   Confidential - WinStar/Lucent

24 -
                  facilities, personnel and other resources.


         10.2.    Savings Clause

                  WinStar's failure to perform any of its responsibilities set forth in this Agreement (other than WinStar obligations to pay undisputed amounts under Article 11.3) shall not constitute a material breach of the Agreement or otherwise be deemed to be grounds for extra compensation to, or termination by, Lucent. However, Lucent's nonperformance of its obligations under this Agreement shall be excused if and to the extent: (a) such nonperformance is a direct result of WinStar's failure to perform its responsibilities, (b) Lucent provides WinStar with reasonable notice of such nonperformance, and (c) Lucent uses commercially reasonable efforts to perform notwithstanding WinStar's failure to perform.


11.      CHARGES

         11.1.    General.

                  The charging mechanisms and pricing methodologies for Products, other Deliverables and Services are set forth in Schedule C. The Parties agree to supplement Schedule C in a manner consistent with the other pricing terms of this Agreement as necessary if and when WinStar purchases Deliverables and Services for which pricing is not set forth in Schedule C. WinStar will not be liable to Lucent for any charges, additional or otherwise, for Deliverables or Services provided by Lucent unless such charges are expressly set forth in a Purchase Order, this Agreement (including its Schedules) or as otherwise may be mutually agreed by the Parties in writing.


         11.2.    Taxes.

                  The Parties' respective responsibilities for taxes arising under or in connection with this Agreement shall be as follows:

                  (a) Each Party shall be responsible for personal property taxes on property it owns or leases, for franchise and privilege taxes on its business, and for taxes based on its net income or gross receipts.

                  (b) Lucent shall be responsible for sales, use, excise, value-added, services, consumption, and other taxes and duties payable by Lucent on any goods or services that are used or consumed by Lucent in providing the Deliverables and Services.

                  (c) WinStar shall be responsible for sales, use, excise, value-added, services, consumption, and other taxes existing as of the Effective Date that are assessed on any particular Deliverable or Service received by WinStar from Lucent. If and to the extent any such tax is reduced or eliminated during the Term, Lucent shall reduce or eliminate any charges for such taxes, as appropriate.


Supply Agreement                                   Confidential - WinStar/Lucent

25 -

                  (d) In the event that a sales, use, excise, value added, services, consumption, or other tax is assessed on the provision of any of Deliverable or Services, the Parties shall work together to segregate the payments under this Agreement into three (3) payment streams:

                           (i)      Payments for taxable Deliverables and
                                    Services;

                           (ii) Payments where Lucent functions merely as a payment agent for WinStar in receiving goods, supplies, or services (including leasing and licensing arrangements); and

                           (iii) Payments for other nontaxable Deliverables and Services.

                  (e) The Parties agree to cooperate with each other to enable each to more accurately determine its own tax liability and to minimize such liability to the extent legally permissible. Lucent shall use commercially reasonable efforts to minimize WinStar's taxes payable hereunder. Lucent's invoices shall separately state the amounts of any taxes Lucent is collecting from WinStar. Each Party shall provide and make available to the other any resale certificates, information regarding out-of-state or out-of-country sales or use of equipment, materials or services, and other exemption certificates or information reasonably requested by either Party.

                  (f) Lucent shall promptly notify WinStar of, and coordinate with WinStar the response to and settlement of, any claim for taxes asserted by applicable taxing authorities for which WinStar is responsible hereunder. With respect to any claim arising out of a form or return signed by a Party to this Agreement, such Party shall have the right to elect to control the response to and settlement of the claim, but the other Party shall have all rights to participate in the responses and settlements that are appropriate to its potential responsibilities or liabilities. If WinStar requests Lucent to challenge the imposition of any tax, WinStar shall reimburse Lucent for the reasonable legal fees and expenses it incurs. WinStar shall be entitled to any tax refunds or rebates granted to the extent such refunds or rebates are of taxes that were paid by WinStar.


         11.3.    Financing.

                  (a) Lucent shall provide WinStar financing in accordance with the Credit Agreement and otherwise in accordance with the terms of this Agreement..

                  (b) Lucent agrees to provide financing (subject to the terms and conditions set forth in the Credit Agreement) for all Lucent Products and Services purchased by WinStar under this Agreement plus up to $___________ per Contract Year for amounts drawn down for WinStar provided RF engineering (with any excess and any other WinStar provided products and services to be treated as Other Products and Services as defined below) (collectively, the "Lucent Content"). Lucent also agrees to provide financing for non-Lucent Products and services associated with the Network ("Other Products and Services"),


Supply Agreement                                   Confidential - WinStar/Lucent

26 -
                           subject to the following annual total financing percentage limitations set forth below. For purposes of this Subsection (b) the following definitions shall apply: (1) "Contract Year" shall refer to each year of the Term of this Agreement, with the initial Contract Year commencing on the Effective Date, (2) "Total Contract Year Draw Down" shall refer to the total dollar amount drawn down by WinStar under the Credit Agreement during a Contract Year, and (3) "Total Surcharge Amount" for each Contract Year shall equal a total of U.S. $___________.

                           (i) WinStar may use up to _________ percent (____%) of the Total Contract Year Draw Down during the first Contract Year for Other Products and Services. During each of the second, third, fourth and fifth Contract Years (each, a "Subsequent Contract Year"), WinStar may use up to __________ percent (___%) of the Total Contract Year Draw Down for Other Products and Services.

                           (ii) At the end of each Contract Year, Lucent shall provide for WinStar's review, and subject to WinStar's confirmation, a reconciliation statement that specifies the percentage of the Total Contract Year Draw Down that was used for Lucent Content and for Other Products and Services and the amount of the Total Surcharge Amount that is due Lucent, if any, based upon the following:

                                    (1)     If the actual percentage for Other
                                            Products and Services is less or
                                            equal to _____________ percent
                                            (____%) for the First Contract Year
                                            and less than or equal to ______
                                            percent (___%) during any
                                            Subsequent Contract Year, as the
                                            case may be, there will be no
                                            portion of the Total Surcharge
                                            Amount due and payable by WinStar;

                                   (2)     Where the actual percentage for Other
                                            Products and Services exceeds
                                            _________ percent (____%) in the
                                            First Contract Year or exceeds
                                            ________ percent (___%) in a
                                            Subsequent Contract Year, as the
                                            case may be, the portion of the
                                            Total Surcharge Amount due and
                                            payable by WinStar shall be an
                                            amount equal to ___________ dollars
                                            (U.S. $_______) per each one
                                            hundredth of a percentage (1/100%)
                                            in excess of _______ percent (____%)
                                            for the First Contract Year and
                                            _____ percent (___%) in a Subsequent
                                            Contract Year, but in each case no
                                            greater than the Total Surcharge
                                            Amount.

                  (c) Subject to the terms set forth in Subsection (b) above, this Agreement and the Credit Agreement, Lucent shall provide financing and act as the paying agent for any such other invoices for non-Lucent Products and services (e.g., Third Party Products and third party and WinStar provided services) delivered to Lucent by WinStar. Lucent shall pay all such delivered invoices in accordance with the payment terms set forth on such invoice or as otherwise directed by WinStar.


Supply Agreement                                   Confidential - WinStar/Lucent

27 -

                  (d) Lucent shall continue to provide WinStar with financing for Deliverables and Services during the Disengagement Period as described in Section 15.4(a) subject to the terms set forth in Subsection (b) above.

                  (e) Should WinStar acquire any significant interest in any company to which Lucent is currently providing financing pursuant to an independent contractual agreement, Lucent hereby consents and agrees, at no cost to WinStar for such consent, to continue to honor such contractual agreement if all the terms and conditions of such agreement other than change in ownership are met under WinStar's acquisition of such significant interest.


         11.4.    Incidental Expenses.

                  (a) Lucent acknowledges that, except as provided in Subsection (b) of this Section, expenses that Lucent expects to incur in performing under this Agreement (including document reproduction and long-distance telephone) are included in Lucent's charges under in this Agreement. Accordingly, such Lucent expenses are not separately reimbursable by WinStar unless, on a case-by-case basis for unusual expenses, WinStar has agreed in advance and in writing to reimburse Lucent for the expense.

                  (b) WinStar will reimburse Lucent for the verifiable travel and travel-related Out- of-Pocket Expenses incurred by Lucent that are necessary to provide the Services to the extent that such Out-of-Pocket Expenses are consistent with WinStar's expense policies, provided that Lucent obtains WinStar's consent in advance of incurring any such expenses.


         11.5.    Most Favored Customer.



12.      INVOICING AND PAYMENT

         12.1.    Invoicing.

                  (a) Products. Upon shipment of Products pursuant to a Purchase Order, Lucent will invoice WinStar for amounts due pursuant to this Agreement for such Products. Such invoice shall include: invoice date, shipment number, Product part numbers and descriptions, quantities, unit prices and total amount due. That invoice shall also indicate the corresponding Purchase Order for each invoiced Product.

                  (b) Other Deliverables and Services. With respect to Product-related engineering and installation Services, Lucent will invoice WinStar upon completion of the performance of such Services. With respect to other Deliverables and Services, Lucent shall render a single consolidated invoice for charges due under this Agreement on a monthly basis in arrears. Such invoice shall include invoice date, quantities, unit prices and total amount due. Each


Supply Agreement                                   Confidential - WinStar/Lucent

28 -
                           invoice shall also indicate the corresponding Purchase Order for each line item and the corresponding milestone for each Service that will produce a Deliverable.

                  (c) On each invoice, Lucent shall include the calculations utilized to establish any charges, and each invoice shall show details and information as to charges as may be reasonably specified by WinStar, including as necessary to satisfy WinStar's internal accounting; provided, however, that to the extent that a firm pricing quotation previously delivered to WinStar by from Lucent expressly provides such calculations, details and information, Lucent may cross-reference such quotation in the applicable invoice in lieu of including such calculations, details or information, as applicable, in such invoice. Each invoice shall also (i) separately state the amounts of any taxes Lucent is collecting from WinStar and (ii) identify that the invoice is a Lucent issued invoice.

                  (d) To the extent a credit may be due WinStar pursuant to this Agreement, Lucent shall provide WinStar with an appropriate credit against amounts then due and owing; if no further payments are due to Lucent, Lucent shall pay such amounts to WinStar within thirty (30) calendar days.


         12.2.    Payment Due.

                  (a) Subject to the other provisions of this Article 12, charges shall be due and payable by WinStar within thirty (30) calendar days after receipt of a proper invoice for such amount.

                  (b)      All amounts due and payable to Lucent under this
                           Article 12 shall be paid, at WinStar's option, (i) by check payable to the order of Lucent, (ii) through draw-down of Lucent-provided financing under the Credit Agreement, or (iii) by electronic funds transfer to Lucent from account(s) designated by WinStar.



         12.3.    Accountability.

                  Lucent shall maintain complete and accurate records of and supporting documentation for the amounts billable to and payments made by WinStar hereunder, in accordance with generally accepted accounting principles applied on a consistent basis. Lucent agrees to provide WinStar with documentation and other information with respect to each invoice as may be reasonably requested by WinStar to verify accuracy and compliance with the provisions of this Agreement. Upon WinStar's reasonable request, WinStar and its authorized agents and representatives shall have access to such records for purposes of audit during normal business hours during the Term and during the period for which Lucent is required to maintain such records.


         12.4.    Proration.

                  Periodic charges under this Agreement are to be computed on a calendar month basis,


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                  and shall be prorated for any partial month.


         12.5.    Set Off.

                  With respect to any amount to be paid by WinStar hereunder, WinStar may set off against such amount any amount that Lucent is obligated to pay WinStar hereunder.


         12.6.    Disputed Charges.

                  Subject to Section 12.5, WinStar shall pay undisputed charges when such payments are due under this Article 12. WinStar may withhold payment of particular charges that WinStar disputes in good faith.


         12.7.    Encumbrances.

                  Except to the extent granted in the Credit Agreement or otherwise expressly set forth in this Agreement, Lucent shall not perfect a security interest, lien or other encumbrance upon any Deliverable, Deliverable component or Service provided pursuant to this Agreement.


13.      CONFIDENTIALITY

         13.1.    Confidential Information.

                  Lucent and WinStar each acknowledge that they may be furnished with, receive, or otherwise have access to information of or concerning the other Party that such Party considers to be confidential, proprietary, a trade secret or otherwise restricted. As used in this Agreement and subject to Section 13.3, "Confidential Information" means all information, in any form, furnished or made available directly or indirectly by one Party (the "Disclosing Party") to the other (the "Receiving Party") that (i) concerns the operations, affairs and businesses of the Disclosing Party, the financial affairs of the Disclosing Party, and the relations of the Disclosing Party with its customers, employees and service providers, or (ii) is marked confidential, restricted, proprietary, or with a similar designation. The terms and conditions of this Agreement shall be deemed Confidential Information.


         13.2.    Obligations.

                  The following obligations with respect to Confidential Information shall survive the expiration or termination of this Agreement for a period of seven (7) years or such longer period as required by regulation, law or court order.

                  (a) Each Party's Confidential Information shall remain the property of that Party except as expressly provided otherwise by the other provisions of this Agreement. Each Party shall each use at least the same degree of care, but in any event no less than a reasonable degree of care, to prevent unauthorized disclosure of Confidential Information as it employs to avoid unauthorized


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                           disclosure of its own information of a similar
                           nature. Except as otherwise permitted hereunder, the Parties may disclose such information to entities performing services required hereunder where: (i) use of such entity is authorized under this Agreement, (ii) such disclosure is necessary or otherwise naturally occurs in that entity's scope of responsibility, and (iii) the entity agrees in writing to assume the obligations described in this
                           Section 13.2. Any disclosure to such entity shall be under the terms and conditions as provided herein.

                  (b) Each Party shall take reasonable steps to ensure that its employees comply with this Section 13.2. In the event of any disclosure or loss of, or inability to account for, any Confidential Information of the Disclosing Party, the Receiving Party shall promptly, at its own expense: (i) notify the Disclosing Party in writing; (ii) take such actions as may be necessary and cooperate in all reasonable respects with the Disclosing Party to minimize the violation and any damage resulting therefrom.


         13.3.    Exclusions.

                  (a) "Confidential Information" shall exclude any particular information that the Receiving Party can demonstrate:

                           (i) At the time of disclosure, was in the public domain or in the possession of the Receiving Party;

                           (ii) After disclosure, is published or otherwise becomes part of the public domain through no fault of the Receiving Party;

                           (iii) Was received after disclosure from a third party who had a lawful right to disclose such information to the Receiving Party without any obligation to restrict its further use or disclosure;

                           (iv)     Was independently developed by the
                                    Receiving Party without reference to
                                    Confidential Information of the Disclosing
                                    Party; or

                           (v) Was required to be disclosed to satisfy a legal requirement of a competent government body; provided that, immediately upon receiving such request and to the extent that it may legally do so, the Receiving Party advises the Disclosing Party promptly and prior to making such disclosure in order that the Disclosing Party may interpose an objection to such disclosure, take action to assure confidential handling of the Confidential Information, or take such other action as it deems appropriate to protect the Confidential Information.

                  (b) Either Party may disclose the terms and conditions of this Agreement to third parties that (1) have expressed a bona fide interest in consummating a significant financing, merger or acquisition transaction between such third


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                           parties and such Party, (2) have a reasonable
                           ability (financial and otherwise) to consummate such transaction, and (3) have executed a nondisclosure agreement that includes within its scope the terms and conditions of this Agreement and also includes a procedure to limit the extent of copying and distribution of this Agreement. Each Party shall endeavor to delay the disclosure of the terms and conditions of this Agreement until the status of discussions concerning such transaction warrants such disclosure.


         13.4.    No Implied Rights.

                  Nothing contained in this Section shall be construed as obligating a Party to disclose its Confidential Information to the other Party, or as granting to or conferring on a Party, expressly or impliedly, any rights or license to the Confidential Information of the other Party.


14.      REPRESENTATIONS, WARRANTIES AND COVENANTS

         14.1.    Pass-Through Warranties.

                  Without limiting any other representation, warranty or covenant contained in this Article 14, Lucent may from time to time provide certain Products and other items for which Lucent is entitled to warranties and indemnities from the manufacturers, lessors or licensors of such items. Lucent shall pass through to WinStar the benefits of such warranties and indemnities to the extent that Lucent is able pursuant to any agreements between Lucent and such manufacturers, lessors or licensors, and enforce such warranties and indemnities as directed by WinStar.


         14.2.    Non-Infringement.

                  Lucent represents, warrants and covenants that it shall perform its responsibilities under this Agreement in a manner that does not infringe, or constitute an infringement or misappropriation of, any patent, copyright, trademark, trade secret or other proprietary rights of any third party.


         14.3.    Ownership or Use.

                  (a) Lucent represents, warrants and covenants that it is either the owner of, or authorized to distribute, sublicense and use, the Deliverables provided by Lucent pursuant to this Agreement.

                  (b) Lucent represents, warrants and covenants that WinStar shall receive marketable title to all Products and Developed Deliverables provided pursuant to this Agreement and shall be entitled to the rights of possession and quiet enjoyment thereto, free of any liens or encumbrances, except as provided in the Credit Agreement.


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         14.4.    Authorization.

                  (a)      Each Party represents and warrants to the other that:

                           (i) It has the requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement; and

                           (ii) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by the requisite corporate action on the part of such Party.

                  (b) Lucent represents, warrants and covenants that it is not subject to any contractual or other obligation that would prevent it from entering into this relationship.


         14.5.    Inducements.

                  Each Party represents, warrants and covenants that it has not offered or provided any inducements in violation of law or the other Party's policies, of which it has been given notice, in connection with this Agreement.


         14.6.    Work Standards.

                  (a) Lucent represents, warrants and covenants that the Services shall be rendered with promptness and diligence and shall be executed in a workmanlike manner, in accordance with the practices and high professional standards used in well-managed operations performing services similar to the Services. Lucent represents and warrants that it shall use adequate numbers of qualified individuals with suitable training, education, experience, and skill to perform the Services.

                  (b) If the Services prove not to be performed as warranted within a nine (9) month period commencing on the date of completion of the applicable Services, Lucent shall correct the defect or non-conforming Services at no additional cost or expense to WinStar. In the event the Services cannot be corrected within the applicable time periods specifically identified in this Agreement or thirty
                           (30) days of WinStar's notice, whichever period is shorter (or such additional period of time as may be mutually agree upon), Lucent shall at WinStar's option render a full refund or credit based on the original charges for the Services.


         14.7.    Product Warranties.

                  (a) During the Warranty Period and any Extended Warranty Periods for each Lucent Product, Lucent shall perform the specific warranty and extended warranty Services as may be set forth in Schedule A.


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                  (b)      During the Warranty Period and any Extended Warranty
                           Periods, Lucent represents, warrants and covenants that Deliverables (other than Third Party Products) provided under this Agreement shall be free from defects in design, material and workmanship, and shall operate in accordance with applicable Acceptance Criteria, industry standards and intended purposes during the Warranty Period and any Extended Warranty Periods.

                  (c) Lucent represents, warrants and covenants that all Lucent Product components (except for spare parts provided in the course of repair or replacement, which may be refurbished or re-manufactured) provided hereunder shall be new, not refurbished or re-manufactured.

                  (d) With respect to the Software associated with Lucent Products, Lucent represents, warrants and covenants that it shall provide to WinStar, at no additional charge, error-fixes, corrections and revisions to the Software that are necessary to maintain those Deliverables in compliance with the Acceptance Criteria or as otherwise generally provided to any other customer of Lucent. Lucent will provide on-site assistance (including installation and problem resolution Services) necessary to correct Nonconformities with such Software at no additional charge to WinStar. Lucent shall also replace such Software if the media is destroyed or damaged and as a result such Software is unusable or fails to operate in accordance with the applicable Acceptance Criteria. The foregoing representations, warranties and covenants shall also apply with respect to new versions, upgrades and enhancements provided by Lucent to the Software; provided that, if such new versions, upgrades and enhancements are chargeable to Lucent's other customers, WinStar must also pay a fee pursuant to the applicable prices and pricing methodologies contained in Schedule C.

                  (e) Lucent represents, warrants and covenants that it shall provide updated Documentation reflecting any changes to Deliverables (other than Third Party Products).

                  (f) During the Warranty Period and any Extended Warranty Periods, Lucent represents, warrants and covenants that it shall provide telephone support to WinStar in order to assist WinStar to locate and correct functional or operational problems with Deliverables (other than Third Party Products). Such support shall be provided on a 24-hour, 7-days-per-week basis. Lucent shall provide a toll-free number for WinStar's calls to Lucent.

                  (g) Lucent represents, warrants and covenants that it shall stock spare Equipment parts for Deliverables other than Third Party Products and provide 24-hour availability of such parts, unless Lucent's standard published policies provide otherwise and specified in a Product addendum herein.

                  (h) Lucent represents, warrants and covenants that it will provide all upgrades to Deliverables components (other than Third Party Products) during the Warranty Period and Extended Warranty Periods (as applicable) and that such upgrades shall be backward compatible to within two (2) immediately


Supply Agreement                                   Confidential - WinStar/Lucent

34 -
                           preceding revision levels for the Deliverables in use by WinStar.

                  (i) During the Warranty Period and any Extended Warranty Periods, Lucent represents, warrants and covenants that it shall provide access to technical resources to resolve any problem with Deliverables (other than Third Party Products) that WinStar cannot resolve through lower level support, including help desk support and on-site service support for problems that cannot be remotely diagnosed and cured. If on-site support reveals that the problem originated with WinStar or a third-party, Lucent may charge WinStar reasonable time and material rates for the on-site support.

                  (j) Subject to Section 20.9 of the Agreement, in the event that any Deliverable fails to comply with the representations, warranties or covenants contained in this Section 14.7, WinStar will notify Lucent, specifying the nature of the failure in reasonable detail. Lucent shall correct the failure at no additional charge to WinStar so that the Deliverable complies with such representations, warranties and covenants, in accordance with the Performance Standards set forth in Schedule B. Lucent shall make available to WinStar on-site personnel as necessary to repair, replace or correct such Deliverable at no additional charge to WinStar. The repair and replace time intervals are set forth in Schedule A. Notwithstanding the foregoing, if, after a reasonable number of repeated efforts (but not more than three
                           (3) attempts or more than a total of three (3) business days after WinStar's initial notification to Lucent of noncompliance with a representation, warranty or covenant), Lucent is unable to correct the failure, then, at WinStar's option, Lucent shall provide WinStar with a refund, pro-rated according to the useful life, of amounts paid for any affected Deliverable.


         14.8.    Discontinued Lucent Products

                  (a) Lucent shall notify WinStar at least one (1) year before Lucent discontinues accepting Purchase Orders from WinStar for a Lucent Product. Where Lucent generally offers an equivalent Lucent Product (based upon form, fit and function) this notification period may vary but shall in no event be less than six (6) months.

                  (b) Lucent shall, in addition to its obligations under this Agreement (including with respect to the Product warranties set forth in this Agreement), make available ongoing Warranty Period and Extended Warranty Period support during Extended Warranty Periods upon the terms and conditions of this Agreement for a period of five (5) years after such Product's discontinued availability effective date.


         14.9.    Compliance.

                  Lucent represents, warrants and covenants that all Deliverables delivered hereunder operate in conformance with all applicable domestic and international laws and


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



                  regulations, including, FCC requirements and specifications as well as safety and environmental laws and regulations. Upon WinStar's request, Lucent will issue to WinStar written statements of compliance that Deliverables provided to WinStar comply with the foregoing representation, warranty and covenant.


         14.10.   Documentation.

                  Lucent represents, warrants and covenants that all Documentation provided by Lucent will (a) accurately reflect the operations and capabilities of any corresponding Deliverables, (b) be accurate, complete and written in a manner understood by WinStar, and (c) be updated from time to time to reflect the changes to the Deliverables.


         14.11.   Viruses.

                  Lucent represents, warrants and covenants that it will exercise reasonable care in recommending Third Party Products that are free of Viruses and that there are no Viruses coded or introduced into (a) any Lucent Product or (b) other Deliverable that is not a Third Party Product. Lucent agrees that, in the event a Virus is found to have been introduced into any such Lucent Product or other Deliverable that is not a Third Party Product, Lucent shall use its best efforts, at no additional charge, to assist WinStar in reducing the effects of the Virus and, if the Virus causes a loss of operational efficiency or loss of data, to assist WinStar to the same extent to mitigate and restore such losses.


         14.12.   Disabling Code.

                  Lucent represents, warrants and covenants that, without the prior written consent of WinStar, Lucent shall not insert into any Deliverable any code which would have the effect of disabling or otherwise shutting down all or any portion of a Deliverable ("Disabling Code"). Lucent further represents, warrants and covenants that, with respect to any Disabling Code that may be part of any Deliverable, Lucent shall not invoke such Disabling Code at any time, including upon expiration or termination of this Agreement (in whole or in part) for any reason, without WinStar's prior written consent.


         14.13.   Integration Test.

                  Lucent represents, warrants and covenants that

                  (a) It is familiar with the intended use by WinStar of the Network as described in this Agreement and that the Network and its associated Deliverables are suitable for and will satisfy such use and the terms of this Agreement in all respects, including the Network Architecture and design and Product recommendations.

                  (b) The Network, if implemented in accordance with the Network Architecture, is


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



                           designed to and will interface and interoperate in accordance with the Network Architecture, Applicable Standards and other corresponding Specifications in this Agreement as a fully integrated system. If the Network fails to so interface and interoperate during the Term of this Agreement, Lucent shall initiate corrective actions after receipt of notice of the defect or failure and shall promptly cure such defect at Lucent's sole cost and expense. This warranty shall not apply to the extent that (i) the Network is installed by a party other than Lucent not in accordance with the Network Architecture or
                           (ii) such failure to operate directly results from a failure or defect in Lucent or Third-Party Products to operate in accordance with their specifications. This warranty shall not be deemed to extend or limit any warranty for any individual Product provided by Lucent.


         14.14.   Year 2000.

                  Lucent represents, warrants and covenants:

                  (a) that it will exercise reasonable care in recommending Third Party Products that are Year 2000 Compliant;

                  (b) that, during the longer of (i) the Warranty Periods and Extended Warranty Periods and (ii) December 31, 2001, Lucent Products, and other Deliverables other than Third Party Products, shall be Year 2000 Compliant; and

                  (c) to the extent that Lucent provides testing and validation Services with respect to a Network (which Services may be performed in Lucent's sole discretion) and certifies that such Network is Year 2000 Compliant, that such Network is Year 2000 Compliant.

                  At WinStar's reasonable request, Lucent agrees to cooperate and assist WinStar and its designated third party contractors in connection with WinStar's other Year 2000 compliance efforts.


         14.15.   Disclaimer

                  (a) The foregoing warranties will not extend to defective conditions or non- conformities to the extent resulting from the following, if not consistent with the applicable Specifications and
                           Documentation: WinStar modification, misuse, neglect, accident, abuse, improper wiring, repairing, splicing, alteration, installation, storage or maintenance.

                  (b) THE FOREGOING WARRANTIES ARE EXCLUSIVE AND IN LIEU OF ALL OTHER EXPRESS AND IMPLIED WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. WINSTAR'S SOLE AND EXCLUSIVE REMEDY FOR A BREACH OF THE PRODUCT WARRANTY SET FORTH IN SECTION 14.8 HEREUNDER SHALL BE LUCENT'S OBLIGATION TO


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



                           REPAIR, REPLACE, CREDIT OR REFUND AS PROVIDED HEREIN.


15.      TERMINATION

         15.1.    Termination for Cause.

                  In the event that Lucent:

                  (a) Commits a material breach of this Agreement, which breach is not cured within thirty (30) calendar days after notice of breach from WinStar to Lucent,

                  (b) Commits a material breach of this Agreement which is not capable of being cured within thirty (30) calendar days and fails to (i) proceed promptly and diligently to correct the breach, (ii) develop within thirty (30) calendar days following written notice of breach from WinStar a complete plan for curing the breach, and (iii) cure the breach within sixty (60) calendar days of notice thereof, or

                  (c) Commits numerous breaches of its duties or obligations which collectively constitute a material breach of this Agreement,

                  Then WinStar may, by giving written notice to Lucent, terminate this Agreement or any affected Purchase Orders, in whole or in part, for cause as of a date specified in the notice of termination.


         15.2.    Termination by Lucent.

                  In the event that WinStar fails to pay Lucent when due undisputed charges under a Purchase Order within thirty (30) calendar days of notice from Lucent of the failure to make such payment within the payment period described in Section 12.2, Lucent may, by giving written notice to WinStar, terminate such Purchase Order as of a date specified in such notice of termination.


         15.3.    Termination Option for Lucent's Failure to Provide Financing.

                  In the event Lucent fails to continue to provide financing under the Credit Agreement at terms and conditions satisfactory to WinStar, WinStar may upon notice to Lucent elect to terminate this Agreement in whole or in part. Any such termination shall be at no cost or liability to WinStar.


         15.4.    Disengagement Assistance.

                  (a) Upon termination or expiration of this Agreement, WinStar may extend all or any portion of the Agreement beyond the effective date of termination one or more times as it elects, at its sole discretion, provided that the total of all such extensions shall not exceed twelve months (unless a longer time period is mutually agreed upon) following the original effective date of termination


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



                           (such period the "Disengagement Period").

                  (b) Upon termination or expiration of this Agreement, Lucent agrees to provide WinStar and its designated third party providers all reasonable assistance as necessary to effect a smooth transition to a new supplier. In the event this Agreement is terminated by WinStar for cause pursuant to this Agreement, Lucent shall bear WinStar's reasonable and verifiable Out-of-Pocket Expenses incurred with respect to transitioning to a new supplier.


16.      LIABILITY

         16.1.    General Intent.

                  Subject to the specific provisions of this Article 16, it is the intent of the Parties that each Party shall be liable to the other Party for any actual damages incurred by the non-breaching Party as a result of the breaching Party's failure to perform its obligations in the manner required by this Agreement.


         16.2.    Liability Restrictions.

                  (a) IN NO EVENT, WHETHER IN CONTRACT OR IN TORT (INCLUDING BREACH OF WARRANTY, NEGLIGENCE AND STRICT LIABILITY IN TORT), SHALL A PARTY BE LIABLE FOR INDIRECT OR CONSEQUENTIAL, EXEMPLARY, PUNITIVE OR SPECIAL DAMAGES EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE.

                  (b) Subject to Subsections (c) and (d) of this Section, each Party's total liability to the other, whether in contract or in tort (including breach of warranty, negligence and strict liability in tort) shall be limited to an amount equal U.S.
                           Dollars (U.S. $___________).

                  (c) The limitation set forth in Subsection (b) of this Section shall not apply with respect to: (i) damages occasioned by willful misconduct or gross negligence;
                           (ii) claims of breach of confidentiality, (iii) claims subject to indemnification pursuant to the Agreement, (iv) financing charges, fees or costs that are assessed on any unused financing amounts (including to the extent owed or paid by WinStar and included as part of any damages to which WinStar is or becomes entitled pursuant to law), (v) failure to comply with applicable laws and regulations, (vi) damages occasioned by the improper or wrongful termination or abandonment of work by Lucent; and
                           (vii) any amounts paid by WinStar that are refundable (either by credit or payment) by Lucent pursuant to this Agreement..

                  (d) For the purposes of this Section 16.2, all amounts payable or paid to third parties in connection with claims that are eligible for indemnification pursuant to this Agreement shall be deemed direct damages.


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


         16.3.    Force Majeure.

                  (a) No Party shall be liable for any default or delay in the performance of its obligations under this Agreement if and to the extent such default or delay is caused, directly or indirectly, by fire, flood, lightning, earthquake, elements of nature or acts of God, riots, civil disorders, rebellions or revolutions in any country, with respect to Lucent, its sole suppliers or its subcontractors, or any other cause beyond the reasonable control of such Party; provided, however, that (i the non-performing Party is without fault in causing such default or delay, and (ii) such default or delay could not have been prevented by reasonable precautions and cannot reasonably be circumvented by the non-performing Party through the use of alternate sources, workaround plans or other means, including to the extent contemplated by applicable disaster recovery processes or procedures).

                  (b) In such event the non-performing Party shall be excused from further performance or observance of the obligation(s) so affected for as long as such circumstances prevail and such Party continues to use commercially reasonable efforts to recommence performance or observance whenever and to whatever extent possible without delay. In addition, in such event, Lucent shall give priority status to WinStar vis-a-vis other customers to recommence performance or observance of its obligations. Any Party so delayed in its performance shall immediately notify the Party to whom performance is due by telephone (to be confirmed in writing within two (2) business days of the inception of such delay) and describe at a reasonable level of detail the circumstances causing such delay.

                  (c) If any event under Subsection (a) of this Section above substantially prevents, hinders, or delays Lucent's performance for more than thirty (30) consecutive calendar days, then at WinStar's option:
                           (i) WinStar may terminate for convenience at no charge to WinStar or modify any affected portion of any Purchase Order, or terminate for convenience at no charge to WinStar any affected portion of this Agreement, and the charges payable hereunder shall be equitably adjusted to reflect such termination; or
                           (ii) WinStar may terminate this Agreement without liability to WinStar or Lucent as of a date specified by WinStar in a written notice of termination to Lucent. Lucent shall not have the right to any additional payments from WinStar for costs or expenses incurred by Lucent as a result of any force majeure occurrence.


17.      INDEMNIFICATION

         17.1.    Indemnities by Lucent.

                  Lucent agrees to indemnify, defend and hold harmless WinStar and its Affiliates and their respective officers, directors, employees, agents, successors, and assigns, from any and all Losses and threatened Losses arising from, in connection with, or based on allegations of, any of the following:



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                  (a)      Lucent's failure to observe or perform any duties or
                           obligations to third parties (e.g., duties or obligations to subcontractors);



                  (b) Any claims of infringement of any patent, trade secret, copyright or other proprietary rights, alleged to have occurred based upon the provision of Deliverables or performance of Services by Lucent, except to the extent that such claims arise from (i) modification of a Deliverable or any component thereof by WinStar that is not recommended or otherwise approved by Lucent, (ii) maintenance of a Deliverable by WinStar other than in accordance with the Specifications and the provisions set forth in this Agreement that is not recommended or otherwise approved by Lucent, or (iii) use of a Deliverable by WinStar in combination with deliverables furnished by third parties that is not recommended or otherwise approved by Lucent;

                  (c) The death or bodily injury of any agent, employee, customer, business invitee or any other person caused by the tortious conduct of Lucent;

                  (d) The damage, loss or destruction of any real or tangible personal property caused by the tortious conduct of Lucent; or

                  (e) Any claim, demand, charge, action, cause of action, or other proceeding asserted against WinStar but resulting from an act or omission of Lucent in its capacity as an employer of a person.


         17.2.    Indemnities by WinStar.

                  WinStar agrees to indemnify, defend and hold harmless Lucent and its Affiliates and their respective officers, directors, employees, agents, successors, and assigns, from any and all Losses and threatened Losses arising from, in connection with, or based on allegations of, any of the following:

                  (a) WinStar's failure to observe or perform any duties or obligations to third parties (e.g., duties or obligations to subcontractors);

                  (b) Any claims of infringement of any patent, trade secret, copyright or other proprietary rights, alleged to have occurred based upon misuse of Deliverables by WinStar, including (i) modification of a Deliverable or any component thereof by WinStar that is not recommended or otherwise approved by Lucent, (ii) maintenance of a Deliverable performed by WinStar other than in accordance with the Specifications and the provisions set forth in this Agreement that is not recommended or otherwise approved by Lucent, or (iii) use of a Deliverable by WinStar in combination with deliverables furnished by third parties that is not recommended or otherwise approved by Lucent;

                  (c) The death or bodily injury of any agent, employee, customer, business invitee or any other person caused by the tortious conduct of WinStar;

                  (d) The damage, loss or destruction of any real or tangible personal property


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

                           caused by the tortious conduct of WinStar; or


                  (e) Any claim, demand, charge, action, cause of action, or other proceeding asserted against Lucent but resulting from an act or omission of WinStar in its capacity as an employer of a person.


         17.3.    Infringement.

                  If any Deliverable or other item used by Lucent to provide the Services becomes, or in Lucent's reasonable opinion is likely to become, the subject of an infringement or misappropriation claim or proceeding, in addition to indemnifying WinStar as provided in Section 17.1 and to the other rights WinStar may have under this Agreement, Lucent shall, promptly at Lucent's expense:

                  (a) Secure the right to continue using the Deliverable or item, or

                  (b) If the action described in Subsection (a) cannot be accomplished by Lucent, replace or modify the Deliverable or item to make it non-infringing, provided that any such replacement or modification will not degrade the fit, form or function of the affected Deliverables or Services, or

                  (c) If the action described in Subsection (b) of this Section cannot be accomplished by Lucent, and only in such event, provide WinStar with a full refund for the affected Deliverables and Services.


         17.4.    Indemnification Procedures.

                  With respect to third-party claims, the following procedures shall apply:

                  (a) Promptly after receipt of notice of the commencement or threatened commencement of any civil, criminal, administrative, or investigative action or proceeding involving a claim in respect of which Indemnitee will seek indemnification pursuant to this Article 17, Indemnitee will notify Indemnitor of such claim in writing. No failure to so notify Indemnitor will relieve Indemnitor of its obligations under this Agreement except to the extent that it can demonstrate damages attributable to such failure. Within fifteen (15) calendar days following receipt of written notice from Indemnitee relating to any claim, but no later than ten (10) calendar days before the date on which any response to a complaint or summons is due, Indemnitor will notify Indemnitee in writing if Indemnitor elects to assume control of the defense and settlement of that claim (a "Notice of Election").

                  (b) If Indemnitor delivers a Notice of Election relating to any claim within the required notice period, Indemnitor shall be entitled to have sole control over the defense and settlement of such claim; provided that (i) Indemnitee shall be entitled to participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim, and (ii) Indemnitor shall obtain the prior written approval of Indemnitee before entering into any



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                           settlement of such claim or ceasing to defend against
                           such claim. After Indemnitor has delivered a Notice of Election relating to any claim in accordance with the preceding paragraph, Indemnitor shall not be liable to Indemnitee for any legal expenses incurred by Indemnitee in connection with the defense of that claim. In addition, Indemnitor shall not be required to indemnify Indemnitee for any amount paid or payable by the Indemnitee in the settlement of any claim for which the Indemnitor has delivered a timely Notice of Election if such amount was agreed to without the written consent of the Indemnitor.

                  (c) If Indemnitor does not deliver a Notice of Election relating to any claim within the required notice period, Indemnitee shall have the right to defend the claim in such manner as it may deem appropriate, at the cost and expense of Indemnitor. Indemnitor shall promptly reimburse Indemnitee for all such costs and expenses.


18.      DISPUTE RESOLUTION

         Any dispute between the Parties arising out of or relating to this Agreement, including with respect to the interpretation of any provision of this Agreement and with respect to the performance by Lucent or WinStar, shall be resolved as provided in this Article 18; provided, however, that any dispute arising out of the Best of Breed process described in Schedule H shall not be subject to Sections 18.1 and 18.2, but rather shall be subject to the dispute resolution process described in Schedule H.


         18.1.    Informal Dispute Resolution.

                  (a) Prior to the initiation of formal dispute resolution procedures, the Parties shall first attempt to resolve their dispute informally pursuant to this Section. Upon the written request of a Party, each Party shall appoint a designated representative who does not devote substantially all of his or her time to performance under this Agreement, whose task it will be to meet for the purpose of endeavoring to resolve such dispute.

                           (i) The designated representatives shall meet as often as the Parties reasonably deem necessary in order to gather and furnish to the other all information with respect to the matter in issue which the Parties believe to be appropriate and germane in connection with its resolution. The representatives shall discuss the problem and attempt to resolve the dispute without the necessity of any formal proceeding.

                           (ii) During the course of discussion, all reasonable requests made by one Party to another for non-privileged information, reasonably related to this Agreement, shall be honored in order that each of the Parties may be fully advised of the other's position.

                           (iii) The specific format for the discussions shall be left to the discretion of


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

                                    the designated representatives.

                  (b) The Parties agree that disputes, controversies or claims between them shall not be subject to the provisions of this Section where:

                           (i) A Party makes a good faith determination that a breach of the terms of this Agreement by the other Party is such that a temporary restraining order or other injunctive relief is the only appropriate and adequate remedy; or

                           (ii) Institution of formal proceedings earlier than as set forth in Section 18.2(a) is necessary to avoid the expiration of any applicable limitations period or to preserve a superior position with respect to other creditors.

                  (c) If a Party files a pleading with a court seeking immediate injunctive relief and this pleading is challenged by the other Party and the injunctive relief sought is not awarded in substantial part, the Party filing the pleading seeking immediate injunctive relief shall pay all of the costs and attorneys' fees of the Party successfully challenging the pleading.


         18.2.    Litigation.

                  (a) Formal proceedings for the resolution of a dispute may be commenced after the earlier of:

                           (i)      The designated representatives described in
                                    Section 18.1 conclude in good faith that amicable resolution through continued negotiation of the matter does not appear likely; or

                           (ii) Thirty (30) calendar days after the initial written request to appoint a designated representative pursuant to Subsection 18.1(a) above (this period shall be deemed to run notwithstanding any claim that the process described in this Section 18.1 was not followed or completed).

                  (b) The Parties consent to the jurisdiction of the courts of the State of New York and to jurisdiction and venue in the United States District Court for the Southern District of New York for all litigation that may be brought with respect to the terms of, and the transactions and relationships contemplated by, this Agreement. The Parties further consent to the jurisdiction of any state court located within a district that encompasses assets of a Party against which a judgment has been rendered for the enforcement of such judgment or award against the assets of such Party.


         18.3.    Continued Performance.

                  Each Party agrees to continue performing its obligations under this Agreement while any dispute is being resolved except to the extent the issue in dispute precludes


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                  performance (dispute over payment shall not be deemed to
                  preclude performance).


         18.4.    Governing Law.

                  This Agreement and performance under it shall be governed by and construed in accordance with the laws of the State of New York without regard to its choice of law principles.


19.      INSURANCE REQUIREMENTS

         During the Term, Lucent shall have and maintain in force the following insurance coverages:

                  (a) Worker's Compensation and Employer's Liability. Lucent is required to comply with applicable federal and state workers' compensation and occupational disease statutes. If occupational diseases are not compensable under those statutes, they shall be covered under the employer's liability section of Lucent's insurance policy. Employer's liability coverage of at least $1,000,000 shall be required, except in States with exclusive or monopolistic funds that do not permit workers' compensation to be written by private carriers.

                  (b) General Liability. Lucent shall carry general liability insurance coverage for product liability of at least $1,000,000 per occurrence; bodily injury written on the comprehensive form or policy of at least $1,000,000 per occurrence per person; property damage of at least $1,000,000 per occurrence.

                  (c) Automobile Liability. Lucent shall carry automobile liability insurance written on the comprehensive form of policy. The policy shall provide for bodily injury and property damage liability covering the operation of all automobiles used in connection with performing under the Agreement. Policies covering automobiles operated in the United States shall provide coverage of at least $1,000,000 per occurrence for bodily injury and $300,000per occurrence for property damage. The amount of liability coverage on other policies shall be commensurate with any legal requirements of the locality and sufficient to meet normal and customary claims.

                  The foregoing insurance coverages shall be primary and non-contributing with respect to any other insurance or self insurance that may be maintained by WinStar. Lucent shall cause its insurers to issue certificates of insurance evidencing that the coverages and policy endorsements required under this Agreement are maintained in force and that not less than thirty (30) calendar days written notice shall be given to WinStar prior to any modification, cancellation or non-renewal of the policies. The minimum limits of coverage specified herein are not intended, and shall not be construed, to limit any liability or indemnity of Lucent under this Agreement.


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20.      GENERAL

         20.1.    Binding Nature and Assignment.

                  (a) This Agreement shall accrue to the benefit of and be binding upon the Parties hereto and any purchaser or any successor entity into which either Party has been merged or consolidated or to which either Party has sold or transferred all or substantially all of its assets.

                  (b) Neither Party may, or shall have the power to, assign this Agreement or delegate such Party's obligations hereunder without the prior written consent of the other, except that WinStar may assign its rights and obligations under this Agreement without the approval of Lucent to

                           (i)      an entity which acquires all or
                                    substantially all of the assets of WinStar,

                           (ii)     to any Affiliate, or

                           (iii) to a successor in a merger or acquisition of WinStar;

                           provided, however, that in the event that the financing provided by Lucent under the Credit Agreement is terminated as a result of such assignment, then Lucent's consent to such assignment shall be required if the entity has credit worthiness less than that of WinStar.


         20.2.    Entire Agreement.

                  This Agreement, including any attached Schedules, constitutes the entire agreement between the Parties with respect to the subject matter in this Agreement, and supersedes all prior agreements, whether written or oral, with respect to the subject matter contained in this Agreement.


         20.3.    Notices.

                  All notices, requests, demands, and determinations under this Agreement (other than routine operational communications), shall be in writing and shall be deemed duly given (i) when delivered by hand, (ii) one (1) business day after being given to an express, overnight courier with a reliable system for tracking delivery, (iii) when sent by confirmed facsimile with a copy delivered by another means specified in this Section, or (iv) four (4) business days after the day of mailing, when mailed by United States mail, registered or certified mail, return receipt requested, postage prepaid, and addressed as follows:


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

If to WinStar:                               If to Lucent:
    WinStar Communications, Inc.                 Lucent Technologies Inc.
    7799 Leesburg Pike                           5 Wood Hollow Rd
    Falls Church, Virginia 22043                 Parsippany, New Jersey 07054
    Attn:  Senior VP, Network Operations         Attn:  President, Global
                                                 Commercial Markets
    Facsimile:  (703) 761-0309                   Facsimile: (973) 581-4106

With a copy to:                              With a copy to:
    WinStar Communications, Inc.                 Lucent Technologies Inc.
    230 Park Avenue                              283 King George Rd.
    New York, New York  10169                    Warren, New Jersey  07059
    Attn:  General Counsel                       Attn:  Vice President of Law
    Facsimile:  (212) 922-1637                   Facsimile:  (908) 559-3042

                  A Party may from time to time change its address or designee for notification purposes by giving the other prior written notice of the new address or designee and the date upon which it will become effective.


         20.4.    Counterparts.

                  This Agreement may be executed in several counterparts, all of which taken together shall constitute one single agreement between the Parties hereto.


         20.5.    Relationship of Parties.

                  Lucent, in furnishing Deliverables and Services hereunder, is acting as an independent contractor, and Lucent personnel (including its subcontractors) shall not be considered or represented as employees or agents of WinStar. Lucent is not otherwise an agent of WinStar and has no authority to represent WinStar as to any matters, except as expressly authorized in this Agreement. Lucent is solely responsible for: (a) performing its responsibilities under this Agreement, (b) management and control of its personnel; (c) the payment of all compensation owed to its personnel, including payment of employment-related taxes, benefits, and worker's compensation insurance; (d) the filing of all required employment returns and reports; and (e) the withholding and payment of all applicable federal, state, and local taxes and other wage or employment assessments, including but not limited to income tax, social security tax, and unemployment insurance premiums for its personnel.


         20.6.    Severability.

                  In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by an arbitrator or a court with jurisdiction over the Parties, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law. The remainder of this Agreement shall remain in full force and effect.


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         20.7.    Consents and Approval.

                  Except where expressly provided as being in the sole discretion of a Party, where agreement, approval, acceptance, consent, or similar action by either Party is required under this Agreement, such action shall not be unreasonably delayed or withheld. An approval or consent given by a Party under this Agreement shall not relieve the other Party from responsibility for complying with the requirements of this Agreement, nor shall it be construed as a waiver of any rights under this Agreement, except as and to the extent otherwise expressly provided in such approval or consent.



         20.8.    Waiver of Default.

                  No waiver or discharge hereof shall be valid unless in writing and signed by an authorized representative of the Party against which such amendment, waiver, or discharge is sought to be enforced. A delay or omission by either Party hereto to exercise any right or power under this Agreement shall not be construed to be a waiver thereof. A waiver by either of the Parties hereto of any of the covenants to be performed by the other or any breach thereof shall not be construed to be a waive of any succeeding breach thereof or of any other covenant herein contained.


         20.9.    Cumulative Remedies.

                  Except as otherwise expressly provided herein, all remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either Party at law, in equity or otherwise.


         20.10.   Survival.

                  Any provision of this Agreement which contemplates performance or observance subsequent to any termination or expiration of this Agreement (in whole or in part) shall survive any termination or expiration of this Agreement (in whole or in part, as applicable) and continue in full force and effect. Without limiting the generality of the foregoing, WinStar shall have the right to extend any Warranty Period pursuant to
                  Section 1.1(ss) and order spare parts and Products following terminatio of this Agreement, and each Party's obligations with respect to such Services and Products (including those set forth in Sections 9.3 and 14.8) shall survive expiration or termination of this Agreement (in whole or in part, as applicable) and continue in full force and effect.


         20.11.   Public Disclosures.

                  All media releases, public announcements, and public disclosures relating to this Agreement or the subject matter of this Agreement, including promotional or marketing material, but not including announcements intended solely for internal distribution or disclosures to the extent required to meet legal or regulatory requirements beyond the reasonable control of the disclosing Party, shall be coordinated with and shall be subject to approval by WinStar prior to release.


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

         20.12.   Service Marks.

                  (a) Lucent agrees that it shall not, without WinStar's prior written consent, use the name, service marks or trademarks of WinStar or its Affiliates.

                  (b) WinStar may use the names, tradenames, trademarks, service marks, trade devices, logos, codes, brand names or other symbols of Lucent or its Affiliates (collectively, the "Lucent Indicia") subject to the following terms and conditions:

                           (i) WinStar shall not use Lucent Indicia unless and until approval is rendered pursuant to Subsection (ii) of this Subsection (b).

                           (ii) WinStar shall submit all proposed usage of Lucent Indicia for approval by Lucent on such written or electronic forms as may be developed by Lucent and provided to WinStar from time to time. Lucent shall either accept or reject WinStar's proposed usage of Lucent Indicia in writing within three (3) business days of receipt of WinStar's request. If Lucent fails to provide such written acceptance or rejection within such three-day period, WinStar's proposed usage shall be deemed approved by Lucent.

                           (iii) WinStar shall be entitled to use the Lucent Indicia as proposed by WinStar to the extent approved by Lucent pursuant to Subsection
                                    (ii) of this Subsection (b); provided,
                                    however, that such use conforms to the
                                    guidelines set forth in Schedule K (the
                                    "Lucent Indicia Co-Marketing Program
                                    Guidelines"), except that for the purposes of Schedule K, WinStar shall be deemed enrolled in the Co-Marketing Program. Without limiting the Lucent Indicia Use Guidelines, the following shall also apply:

                                    (1)      WinStar may not conduct business as
                                             Lucent under Lucent's name or logo;

                                    (2)      WinStar may not use any Lucent
                                             Indicia or variations thereof to
                                             identify WinStar or WinStar's
                                             products or services except as
                                             specifically permitted by the
                                             Lucent Indicia Use Guidelines; and

                                    (3)      WinStar may not use any of the
                                             Lucent Indicia in a manner that is
                                             likely to confuse the public
                                             concerning the relationship of the
                                             Parties.

                           (iv) Except as otherwise required by, and without limiting the terms of, this Agreement, WinStar acknowledges that it has no ownership or other interest in the Lucent Indicia and shall make no claim with respect to the ownership or other interest in such Indicia. WinStar's rights to use the Lucent Indicia shall not be exclusive; Lucent expressly reserves the



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


                                    right to contract with others to use the Lucent Indicia.


         20.13.   Third Party Beneficiaries.

                  Except as otherwise provided in this Agreement, this Agreement shall not be deemed to create any rights in third parties, including suppliers and customers of a Party, or to create any obligations of a Party to any such third parties.


         20.14.   Amendment.

                  This Agreement shall not be modified, amended or in any way altered except by an instrument in writing signed by both Parties.


         20.15.   Interpretation

                  (a) Terms other than those defined in this Agreement shall be given their plain English meaning, and those terms, acronyms and phrases known in the telecommunications and information technology services industries shall be interpreted in accordance with their generally known meanings. Unless the context otherwise requires, words importing the singular include the plural and vice-versa. Terms defined in the Credit Agreement shall not be superceded by the same terms defined in this Agreement.

                  (b) References to "Article", "Section", "Subsection" and "Schedule" mean references to an article, section, subsection or schedule of this Agreement, as appropriate, unless otherwise specifically stated.

                  (c) The article and section headings in this Agreement are intended to be for reference purposes only and shall in no way be construed to modify or restrict any of the terms or provisions of this Agreement.

                  (d) The words "include," "includes", and "including", when following a general statement or term, are not to be construed as limiting the general statement or term to any specific item or matter set forth or to similar items or matters, but rather as permitting the general statement or term to refer also to all other items or matters that could reasonably fall within its broadest scope.

                  (e) All dollar amounts set forth herein are in United States dollars.


         20.16.   Incorporation by Reference and Order of Precedence.

                  (a) All Schedules attached hereto are hereby incorporated by reference into this Agreement. Subject to Section 20.14, any amendments to this Agreement (including with respect to Schedules), and any additional Schedules that are agreed upon by the Parties subsequent to the Effective Date, shall likewise be incorporated by reference into this Agreement.

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                  (b)      Any conflict among or between the documents making up
                           this Agreement will be resolved in accordance with the following order of precedence (in descending order of precedence):

                           (i)      This Agreement;

                           (ii)     The Schedules;

                           (iii)    The Exhibits to the Schedules; and

                           (iv)     Purchase Orders.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the undersigned officers, thereunto, duly authorized, as of the date first written above.


WINSTAR COMMUNICATIONS, INC.                      LUCENT TECHNOLOGIES INC.


By:                                               By:
       -----------------------                           ---------------------
Name:                                             Name:
       -----------------------                            --------------------
Title:                                            Title:
       -----------------------                            --------------------
Date:                                             Date:
       -----------------------                            --------------------






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